                                                                 EXHIBIT 10.1



================================================================================





                                CREDIT AGREEMENT

                                     among

                             DAVE & BUSTER'S, INC.
                                  as Borrower,




                           [TEXAS COMMERCE BANK LOGO]



                              TEXAS COMMERCE BANK
                             NATIONAL ASSOCIATION,
                                   as Agent,

                                      and
                             the banks named herein


                                  21 May 1997



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
                               TABLE OF CONTENTS


ARTICLE 1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.3      Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.4      Time of Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 2 - Revolving Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.1      Revolving Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.2      Revolving Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.3      Repayment of Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.4      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.5      Revolving Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.6      Reduction, Termination and Extension of Revolving Commitments . . . . . . . . . . . . . . .  12
         Section 2.7      Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (a)      Commitment to Issue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (b)      Letter of Credit Request Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (c)      Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (d)      Funding of Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (e)      Reimbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (f)      Reimbursement Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (g)      Issuer Responsibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 3 - Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.1      Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.2      Determinations of Margins and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.3      Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.4      Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.5      Conversions and Continuations of Accounts . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.6      Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 4 - Administrative Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.1      Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.2      Minimum Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.3      Certain Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.4      Optional Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.5      Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.6      Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.7      Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.8      Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.9      Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.10     Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.11     Participation Obligations Absolute; Failure to Fund Participation.    . . . . . . . . . . .  21





                                       i
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
ARTICLE 5 - Yield Protection and Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.1      Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.2      Limitation on Eurodollar Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.3      Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.4      Treatment of Affected Revolving Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.5      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.6      Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.7      Replacement/Payoff of Affected Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 6 - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 6.1      Initial Revolving Loan and Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (a)      Resolutions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (b)      Incumbency Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (c)      Articles of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (d)      Bylaws; Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (e)      Governmental Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (f)      Revolving Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (g)      Collateral Documents and Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (h)      Termination of Prior Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (i)      Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (j)      Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (k)      Attorneys' Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.2      All Revolving Loans and Letters of Credit.    . . . . . . . . . . . . . . . . . . . . . . .  26
                 (a)      No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (c)      Additional Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 7 - Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.1      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.2      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.3      Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.4      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.5      Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.6      Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.7      Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.8      Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.9      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.11     Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.12     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.13     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.14     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.15     Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.16     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.17     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.18     Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30





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
         Section 7.19     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.20     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.21     Benefit Received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.22     Principal Place of Business.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.23     Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 8 - Positive Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 8.1      Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (a)      Annual Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (b)      Quarterly Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (c)      Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (d)      Annual Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (e)      Management Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (f)      Notice of Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (g)      Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (h)      ERISA Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (i)      Reports to Other Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (j)      Notice of Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (k)      Proxy Statements, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (l)      General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.2      Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.3      Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.4      Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.5      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.6      Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.7      Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.8      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.9      Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.10     Further Assurances and Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (a)      Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (b)      Subsidiary Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (c)      Pledge of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          (d)     Equipment Partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 8.11     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 9 - Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.1      Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 9.2      Limitation on Liens and Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . . .  37
         Section 9.3      Mergers, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.4      Restrictions on Dividends and other Distributions . . . . . . . . . . . . . . . . . . . . .  38
         Section 9.5      Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 9.6      Limitation on Issuance of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.7      Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.8      Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.9      Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 9.10     Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41





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
         Section 9.11     New Business Locations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 10 - Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.1     Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.2     Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 10.3     Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 10.4     Capital Expenditures.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 11 - Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 11.1     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 11.2     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (a)      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (b)      Termination of Revolving Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (c)      Judgment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (d)      Foreclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (e)      Cash Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (f)      Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 11.3     Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 11.4     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 12 - The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 12.1     Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Section 12.2     Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.3     Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.4     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 12.5     Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 12.6     Several Revolving Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 12.7     Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 12.8     Agent Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 13 - Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 13.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 13.2     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 13.3     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 13.4     No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 13.5     No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 13.6     Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 13.7     No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 13.8     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (a)      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (b)      Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 (c)      Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 (d)      Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 (e)      Pledge to Federal Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.9     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.10    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         Section 13.11    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 13.12    Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 13.13    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 13.14    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.15    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.16    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.17    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.18    Non-Application of Chapter 15 of Texas Credit Code  . . . . . . . . . . . . . . . . . . . .  55
         Section 13.19    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.20    Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.21    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 13.22      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                               INDEX TO EXHIBITS


               Exhibit                                       Description of Exhibit
               -------                                       ----------------------
                 "A"                                            Revolving Note
                 "B"                                            Subsidiary Guaranty
                 "C"                                            Borrower Pledge Agreement
                 "D"                                            Assignment and Acceptance
                 "E"                                            Compliance Certificate
                 "F"                                            Subsidiary Pledge Agreement
                 "G"                                            Advance Request Form





                               INDEX TO SCHEDULES


                 Schedule                                   Description of Schedule
                 --------                                   -----------------------
                 7.14                                       List of Subsidiaries
                 9.5                                        Existing Investments

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "Agreement"), dated as of May 21, 1997, is among DAVE & BUSTER'S, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         The Borrower has requested that the Banks extend credit to the Borrower in the form of a revolving credit facility. The Banks are willing to extend such credit to the Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Account" means either a Base Rate Account or a Eurodollar Account.

         "Additional Costs" has the meaning specified in Section 5.1.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Account for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Account for such Interest Period.

         "Adjustment Date" has the meaning specified in Section 3.2.

         "Advance Request Form" means an Advance Request Form in substantially the form of Exhibit "G", properly completed and executed by an authorized officer of Borrower.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise;





CREDIT AGREEMENT - PAGE 1
provided, however, in no event shall the Agent or any Bank be deemed an Affiliate of the Borrower or any Subsidiaries.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

         "Agreement" has the meaning set forth in the introductory paragraph of this Agreement.

         "Applicable Lending Office" means for each Bank and each Type of Account, the lending office of such Bank (or of an Affiliate of such Bank) designated for such Account below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Revolving Loans subject to Accounts of such Type are to be made and maintained.

         "Applicable Rate" has the meaning set forth in Section 3.1.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 13.8, in substantially the form of Exhibit "D" hereto.

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Base Margin" has the meaning specified in Section 3.2.

         "Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum then most recently publicly announced from time to time by Texas Commerce as its prime rate in effect at its Principal Office; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Agent, of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Base Rate may not be any Bank's best or favored rate and the Banks may make other Revolving Loans to other Persons at rates lower than the Base Rate.

         "Base Rate Account" means a portion of a Revolving Loan that bears interest at a rate based upon the Base Rate.





CREDIT AGREEMENT - PAGE 2

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

         "Borrower Pledge Agreement" means the pledge agreement between the Borrower and the Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "C", as the same may be amended or otherwise modified.

         "Business Day" means (a) any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in the State of Texas are closed, and (b), with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Revolving Loans subject to Eurodollar Accounts, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Calculation Period" has the meaning specified in Section 3.2.

         "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP including all such expenditures associated with Capital Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Closing Date" means May 29, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the property in which Liens have been granted pursuant to the Pledge Agreements whether such Liens are now existing or hereafter arise.

         "Commitment Fee Rate" means the per annum rate determined in accordance with Section 3.2.

         "Commitment Percentage" means, as to any Bank, the percentage equivalent of a fraction the numerator of which is the amount of the Revolving Commitment of such Bank and the denominator of which is the aggregate amount of the Revolving Commitments of all of the Banks.

         "Compliance Certificate" means a certificate in substantially the form of Exhibit "E" properly completed and executed by the chief financial officer of the Borrower.

         "Consolidated Net Worth" has the meaning specified in Section 10.1.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 3.5 of a Eurodollar Account as a Eurodollar Account from one Interest Period to the next Interest Period.





CREDIT AGREEMENT - PAGE 3

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.5 or Article 5 of one Type of Account into the other Type of Account.

         "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are past due by more than ninety (90) days but are being contested in good faith by appropriate proceedings diligently pursued; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan; and (i) all obligations of such Person arising in connection with interest rate swap, cap, collar or similar agreements or foreign exchange, currency hedging or other types of hedging or futures transactions.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Revolving Loan, any Reimbursement Obligation or any other amount payable by the Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of two percent (2%) plus the Base Rate as in effect from time to time (provided, that if such amount in default is principal of a Revolving Loan subject to a Eurodollar Account and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) plus the interest rate for such Revolving Loan for such Interest Period as provided in Section 3.1 hereof, and, thereafter, the rate provided for above in this definition).

         "Dollars" and "$" mean lawful money of the United States of America.

         "Eligible Assignee" means one or more commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, partnership, or other entity) which has a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) and which, at any time prior to the termination of the Revolving Commitments, is qualified to make Revolving Loans and participate in Letters of Credit hereunder.

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of





CREDIT AGREEMENT - PAGE 4
counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Equipment Partnership" means a corporation, partnership, business trust, association, company, joint venture or other entity (other than a Subsidiary) whose purpose is to own and operate equipment to be located in a retail location owned or leased by Borrower or a Subsidiary.

         "Eurodollar Account" means a portion of a Revolving Loan that bears interest at a rate based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Account for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) offered to Texas Commerce or one of its Affiliates at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period by leading banks in the Eurodollar interbank market of Dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Account applicable to Texas Commerce to which such Interest Period relates. If Texas Commerce is not participating in a Eurodollar Account during any Interest Period therefor (pursuant to Section 5.4 or for any other reason), the Adjusted Eurodollar Rate for such Account for such Interest Period shall be determined by reference to the amount of the Account which Texas Commerce would have been allocated if it had been participating in such Account.

         "Eurodollar Rate Margin" has the meaning specified in Section 3.2.

         "Event of Default" has the meaning specified in Section 11.1.

         "Federal Funds Effective Rate" has the meaning set forth in the definition of Base Rate.

         "Fiscal Quarters" means the four (4) periods falling in each Fiscal Year, each such period being thirteen (13) or fourteen (14) weeks in duration, as applicable, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the Sunday after the last Saturday closest to January 31.

         "Fiscal Year" means the fifty-two (52) or fifty-three (53) week period, as the case may be, beginning on the date which is one day after the date of the end of the similar preceding period and ending on the Sunday after the Saturday closest to January 31.





CREDIT AGREEMENT - PAGE 5

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

         "Interest Period" means with respect to any Eurodollar Accounts, each period commencing on the date such Account is established or Converted from a Base Rate Account or, with respect to a Continuation, the last day of the next preceding Interest Period with respect to such Eurodollar Account, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section
3.5 or 4.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period in existence under a Revolving Loan which would otherwise extend beyond the Termination Date applicable to such Revolving Loan shall end on the Termination Date applicable to such Revolving Loan; (c) no more than six
(6) Interest Periods shall be in effect at the same time; and (d) no Interest Period for any Eurodollar Account shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Eurodollar Account shall not be available hereunder.

         "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

         "Letters of Credit" has the meaning specified in Section 2.7(a).





CREDIT AGREEMENT - PAGE 6

         "Leverage Ratio" means the ratio of Adjusted Debt to Adjusted EBITDA as determined and calculated in accordance with Section 10.2.

         "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Documents" means this Agreement, the Revolving Notes, the Pledge Agreements, each Subsidiary Guaranty, each Letter of Credit, each application or request for Letter of Credit and all other documentation executed and delivered pursuant to or in connection with this Agreement, as such documentation may be amended or otherwise modified.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole or (b) a material adverse effect on the validity, perfection, priority, or ability of the Agent to enforce the Agent's Lien on any material part of the Collateral or of the ability of the Agent or any Bank to enforce a material provision of the Loan Documents, in each case other than as a result of the negligence of the Agent or the release thereof in accordance with the terms of the Loan Documents. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

         "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of nonusurious interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, Article 5069-1.04, Vernon's Texas Civil Statutes.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Obligated Party" means any Person (exclusive of the Borrower) who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligation" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any of them, arising pursuant to any of the Loan Documents, pursuant to any interest rate swap, interest rate caps, interest rate collars, or other similar agreements entered into by Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to fix or limit its interest expense or pursuant to any foreign exchange, currency hedging, commodity hedging, or other





CREDIT AGREEMENT - PAGE 7
agreement entered into by Agent or any Bank with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to limit the market risk of holding currency in either the cash or futures markets, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Revolving Loans, the Reimbursement Obligations, interest on the Revolving Loans and Reimbursement Obligations, and all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the Loan Documents or such agreements enabling the Borrower to fix or limit its interest expense or limit its market risk of holding currency.

         "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding plus
(b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Pledge Agreements" means the Borrower Pledge Agreement and the Subsidiary Pledge Agreements.

         "Principal Office" means the principal office of the Agent, located at 1111 Fannin, Houston, Texas.

         "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

         "Quarterly Payment Date" means the last day of each Fiscal Quarter, the first of which shall be the first such day after the Closing Date.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Agent for any demand for payment or drawing under a Letter of Credit.





CREDIT AGREEMENT - PAGE 8

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

         "Remedial Action" means all actions required to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Banks" means Banks having (a) sixty-six and two-thirds percent (66 2/3%) or more of the Revolving Commitments or (b) if the Revolving Commitments have been terminated, sixty-six and two-thirds percent (66 2/3%) or more of the outstanding principal amount of the Revolving Loans and participations or other interests in the Letter of Credit Liabilities.

         "Reserve Requirement" means, for any Eurodollar Account for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation
D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined or any category of extensions of credit or other assets which include Eurodollar Accounts.

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Commitment", or, if applicable, the amount determined in accordance with the Assignment and Acceptance executed by the Bank, as the same may be reduced or terminated pursuant to Section 2.6 or
11.2. The aggregate amount of the Revolving Commitments of all Banks equals Fifty Million Dollars ($50,000,000).

         "Revolving Loans" means, as to any Bank, the advances made by such Bank pursuant to Section 2.1.

         "Revolving Notes" means the promissory notes provided for by Section
2.2 and all amendments or other modifications thereof.

         "Revolving Termination Date" means May 29, 2000, or such earlier or later date on which the Revolving Commitments terminate as provided in this Agreement.





CREDIT AGREEMENT - PAGE 9

         "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) or control the management and policies of such entity (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

         "Subsidiary Guaranty" means the guaranty of a Subsidiary in favor of the Agent and the Banks, in substantially the form of Exhibit "B" hereto, as the same may be amended or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" means a pledge agreement between a Subsidiary and Agent for the benefit of itself and the Banks, in substantially the form of Exhibit "F" as the same may be amended or otherwise modified.

         "Texas Commerce" means Texas Commerce Bank National Association in its individual capacity and not as Agent.

         "Type" means either type of Account (i.e., either a Base Rate Account or Eurodollar Account).

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

         Section 1.3 Accounting Terms and Determinations. Except as provided in this Section 1.3 or as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, all calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks hereunder shall be prepared in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 7.2 hereof. Without limiting the forgoing, to enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Year is calculated or the manner in which it accounts for pre-opening costs attributable to establishing new retail business locations from the manner it accounts for those costs as of the Closing Date, except for such changes in the forgoing required by GAAP or recommended by the Borrower's certified public accountants. In the event any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the matters referred to in the preceding sentence or otherwise result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Banks agree to enter





CREDIT AGREEMENT - PAGE 10
into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower, and the Banks, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Texas time.

                                   ARTICLE 2

                           Revolving Credit Facility

         Section 2.1 Revolving Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more advances to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Commitment as then in effect; provided, however, (a) the Outstanding Revolving Credit applicable to a Bank (including the Agent as a Bank) shall not at any time exceed such Bank's Revolving Commitment and (b) the Outstanding Revolving Credit shall not at any time exceed the aggregate Revolving Commitments. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Revolving Commitments and may establish Base Rate Accounts and Eurodollar Accounts thereunder and, until the Revolving Termination Date, the Borrower may Continue Eurodollar Accounts or Convert Accounts of one Type into Accounts of the other Type. Accounts of each Type made by each Bank shall be established and maintained at such Bank's Applicable Lending Office for Revolving Loans of such Type.

         Section 2.2 Revolving Notes. The Revolving Loans made by a Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Revolving Commitment as originally in effect and otherwise duly completed.

         Section 2.3 Repayment of Revolving Loans. The Borrower shall pay to the Agent for the account of the Banks the outstanding principal amount of all of the Revolving Loans on the Revolving Termination Date.

         Section 2.4 Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower (a) to finance the working capital needs of the Borrower and the Subsidiaries in the ordinary course of business, including without limitation, financing the payment of Reimbursement Obligations in accordance with subsection 2.7(b), (b) to finance the development of new retail business locations of Borrower and the Subsidiaries, (c) to repay existing Debt of Borrower and the Subsidiaries, (d) to finance the construction of Borrower's headquarters property in Dallas, Texas, and (e) for other general corporate purposes of the Borrower and the Subsidiaries.

         Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving





CREDIT AGREEMENT - PAGE 11

Commitment for the period from and including the Closing Date to and including the Revolving Termination Date, at a rate equal to the Commitment Fee Rate as determined in accordance with subsection 3.2(b). For the purpose of calculating the commitment fee hereunder and determining usage for purposes of
Section 2.6, the Revolving Commitments shall be deemed utilized by all Outstanding Revolving Credit. Accrued commitment fees under this Section 2.5 shall be payable in arrears on each Quarterly Payment Date and on the Revolving Termination Date.

         Section 2.6 Reduction, Termination and Extension of Revolving Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments (as determined under Section 2.5) at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in Section 4.3; and (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000) or an integral multiple thereof. The Revolving Commitments may not be reinstated after they have been terminated or reduced. The Banks shall have no obligation or commitment to extend the Revolving Termination Date but during January of each year that the Revolving Commitments are outstanding, at the request of Borrower, the Banks will conduct a review of Borrower and the Subsidiaries to determine whether to extend the Revolving Termination Date to a date one year from the then current Revolving Termination Date. The Banks' determination as to the extension of the Revolving Termination Date shall be made by all the Banks in their sole, independent discretion and shall be effective only after an amendment to the definition of Revolving Termination Date is executed by Borrower, Agent and all the Banks.

         Section 2.7      Letters of Credit.

                 (a) Commitment to Issue. The Borrower may utilize the Revolving Commitments by requesting that the Agent issue, and the Agent, subject to the terms and conditions of this Agreement, shall issue, letters of credit for Borrower's or one of the Subsidiaries' account (such letters of credit being hereinafter referred to as the "Letters of Credit"); provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Five Million Dollars ($5,000,000); (ii) the Outstanding Revolving Credit shall not at any time exceed the aggregate Revolving Commitments; and (iii) the Outstanding Revolving Credit applicable to a Bank (including the Agent as a Bank) shall not at any time exceed such Bank's Revolving Commitment. Upon the date of issue of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from the Agent a participation to the extent of such Bank's Commitment Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

                 (b) Letter of Credit Request Procedure. Except for Letters of Credit issued on the Closing Date, the Borrower shall give the Agent at least five (5) Business Days prior notice specifying the date of each Letter of Credit and the nature of the transactions to be supported thereby. Any such notice received by the Agent after 10:00 a.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Upon receipt of such notice the Agent shall promptly notify each other Bank of the contents thereof and of such Bank's Commitment Percentage of the amount of the proposed Letter of Credit by no later than the next Business Day. Each Letter of Credit shall have an expiration date that does not extend beyond a date which is thirty (30) days prior to the Revolving Termination Date, shall be payable in Dollars, must support a transaction entered into in the ordinary course of the





CREDIT AGREEMENT - PAGE 12

         Borrower's business or which is otherwise satisfactory to the Agent, must be satisfactory in form and substance to the Agent, and shall be issued pursuant to such documentation as the Agent may require, including, without limitation, the Agent's standard form letter of credit request and reimbursement agreement; provided, that, in the event of any conflict between the terms of such agreement and the other Loan Documents, the terms of the other Loan Documents shall control.

                 (c) Letter of Credit Fees. The Borrower will pay to the Agent for the account of each Bank a letter of credit fee on such Bank's Commitment Percentage of the amount available for drawings under each Letter of Credit from day to day, such letter of credit fee to be paid in arrears as it accrues on each Quarterly Payment Date commencing the first such date after the issuance of the Letter of Credit and continuing thereafter until the first Quarterly Payment Date after the date of expiration or termination thereof, with the letter of credit fee calculated for the period from and including the date of issuance of the Letter of Credit to and excluding the date of its expiration or termination at a rate per annum equal to the Eurodollar Rate Margin in effect on the date of payment (as determined in accordance with Section 3.2). After receiving any payment of any letter of credit fees under this clause (c), the Agent will promptly pay to each Bank the letter of credit fees then due such Bank. With respect to each Letter of Credit, the Borrower will also pay to the Agent for its account only and on the date of the issuance of the Letter of Credit an issuance fee equal to one eighth of one percent (0.125%) of the maximum amount available to be drawn under the Letter of Credit plus the Agent's reasonable expenses incurred in issuing the Letter of Credit.

                 (d) Funding of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand or drawing and the respective payment date. Not later than 11:00 a.m. on the applicable payment date, each Bank will make available to the Agent, at the Principal Office, in immediately available funds, an amount equal to such Bank's Commitment Percentage of the amount to be paid as a result of such demand or drawing even if the conditions to a Revolving Loan under Article 6 have not been satisfied

                 (e) Reimbursements. The Borrower shall be irrevocably and unconditionally obligated to immediately reimburse the Agent for any amounts paid by the Agent upon any demand for payment or drawing under any Letter of Credit, without presentment, demand, protest, or other formalities of any kind. All payments on the Reimbursement Obligations shall be made to the Agent at the Principal Office for the account of the Agent in Dollars and in immediately available funds, without setoff, deduction or counterclaim not later than 3:00 pm. on the date of the corresponding payment under the Letter of Credit by the Agent. Subject to the other terms and conditions of this Agreement, such reimbursement may be made by Borrower requesting a Revolving Loan in accordance with Section 4.1 the proceeds of which shall be credited against the Borrower's Reimbursement Obligations. The Agent will pay to each Bank such Bank's Commitment Percentage of all amounts received from the Borrower for application in payment, in whole or in part, to the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (d) of this Section 2.7.





CREDIT AGREEMENT - PAGE 13

                 (f) Reimbursement Obligations Absolute. The Reimbursement Obligations of the Borrower under this Agreement shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever and the Borrower hereby waives any defense to the payment of the Reimbursement Obligations based on any circumstance whatsoever, including without limitation, in either case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document; (ii) any amendment or waiver of or any consent to departure from any Loan Document; (iii) the existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with any Loan Document or any unrelated transaction; (iv) any statement, draft, or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) payment by the Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (vi) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that Reimbursement Obligations with respect to a Letter of Credit may be subject to avoidance by the Borrower if the Borrower proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

                 (g) Issuer Responsibility. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent, any Bank nor any of their respective officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Agent; (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages; (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect; (d) the payment by the Agent to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit; or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent of any direct, but not indirect, consequential or punitive, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Agent's willful failure to pay under any Letter of Credit after presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. The Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.





CREDIT AGREEMENT - PAGE 14

                                   ARTICLE 3

                               Interest and Fees

         Section 3.1 Interest Rate. Subject to Section 13.12, the Borrower shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Revolving Loan made by such Bank for the period commencing on the date of such Revolving Loan to but excluding the date such Revolving Loan is due at a fluctuating rate per annum equal to the Applicable Rate. The term "Applicable Rate" means (i) during the period that a Revolving Loan or portions thereof is subject to a Base Rate Account, the Base Rate plus the Base Margin and (ii) during the period that a Revolving Loan or portions thereof is subject to a Eurodollar Account, the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

         Section 3.2 Determinations of Margins and Fees. Upon delivery of the Compliance Certificate pursuant to subsection 8.1(c) in connection with the financial statements of the Borrower and the Subsidiaries required to be delivered pursuant to Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending May 4, 1997, the Base Margin, the Eurodollar Rate Margin, and the Commitment Fee Rate shall automatically be adjusted in accordance with the Leverage Ratio set forth therein and the table set forth below in this Section 3.2, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate pursuant to Section 8.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the last sentence of this Section 3.2, herein an "Adjustment Date"). The margins identified in Section 3.1 and this Section 3.2 and the fees payable under Section 2.5 shall be defined as follows:

                 (a) "Base Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one quarter of one percent (0.25%) per annum and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this
         Section 3.2 under the heading "Base Margin" opposite the Leverage Ratio which corresponds to the Leverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                 (b) "Commitment Fee Rate" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one quarter of one percent (0.25%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "Commitment Fee" opposite the Leverage Ratio which corresponds to the Leverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                 (c) "Eurodollar Rate Margin" shall mean (i) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date, one and three quarters of one percent (1.75%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Eurodollar Margin opposite the Leverage Ratio which corresponds to the Leverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.





CREDIT AGREEMENT - PAGE 15

              Debt to EBITDA                  Base Margin     Commitment Fee  Eurodollar Margin
              --------------                  -----------     --------------  -----------------
Greater than or equal to 2.00                    0.50%            0.375%            2.00%
Greater than or equal to 1.50 but less           0.25%            0.25%             1.75%
than 2.00
Less than 1.50                                   0.00%            0.25%             1.50%

If the Borrower fails to deliver such Compliance Certificate which sets forth the Leverage Ratio within the period of time required by subsection 8.1(c): (i) the Base Margin shall automatically be adjusted to one-half of one percent (0.50%) per annum; (ii) the Eurodollar Rate Margin (for Interest Periods commencing after the applicable Adjustment Date) shall automatically be adjusted to two percent (2.00%) per annum; and (iii) the Commitment Fee Rate shall automatically be adjusted to three eighths of one percent (0.375%); such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

         Section 3.3 Payment Dates. Accrued interest on the Revolving Loans shall be due and payable as follows: (i) in the case of Revolving Loans subject to Base Rate Accounts, on each Quarterly Payment Date and on the Revolving Termination Date; (ii) in the case of Revolving Loans subject to Eurodollar Accounts and with respect to each such Account, on the last day of the Interest Period with respect thereto and on the Revolving Termination Date, and, in the case of an Interest Period that is six (6) months long, on the date three months after the first day of such Interest Period.

         Section 3.4 Default Interest. Notwithstanding the foregoing, the Borrower will pay to the Agent for the account of each Bank interest at the applicable Default Rate on any principal of any Revolving Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by the Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full after its due date (whether at stated maturity, by acceleration, or otherwise) and the expiration of any applicable grace period under Section 11.1, for the period from and including the due date thereof (or if applicable, the date of the expiration of the grace period) to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 3.5 Conversions and Continuations of Accounts. Subject to Section 4.2, the Borrower shall have the right from time to time to Convert all or part of any Base Rate Account into a Eurodollar Account or to Continue Eurodollar Accounts as Eurodollar Accounts provided that: (a) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.3; (b) a Eurodollar Account may only be Converted on the last day of the Interest Period therefore; and (c) except for Conversions into Base Rate Accounts, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

         Section 3.6 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed as follows: (i) with respect to Eurodollar Accounts on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; (ii) with respect to Base Rate Accounts (A) if based on the Prime Rate, on the basis of a year of 365/366 days and the actual number of days elapsed (including the first day but excluding





CREDIT AGREEMENT - PAGE 16
the last day) occurring in the period for which payable or (B) if based on the Federal Funds Effective Rate on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be; and (iii) with respect to the letter of credit and commitment fees payable hereunder, on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case such fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE 4

                             Administrative Matters

         Section 4.1 Borrowing Procedure. The Borrower shall give the Agent by means of an Advance Request Form, and the Agent will give the Banks, notice of each borrowing under the Revolving Commitments in accordance with
Section 4.3. Not later than 1:00 p.m. on the date specified for each borrowing under the Revolving Commitments each Bank will make available to the Agent the amount of the Revolving Loan to be made by it on such date, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by (a) depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office or (b) wire transferring such funds to a Person or Persons designated by the Borrower in writing.

         Section 4.2      Minimum Amounts.  Except for repayments pursuant to
Article 5, each borrowing under a Revolving Loan and each repayment of principal of a Revolving Loan shall be in an amount at least equal to Five Hundred Thousand Dollars ($500,000.00) or any larger amounts in increments of One Hundred Thousand Dollars ($100,000.00). Except for Conversions pursuant to
Article 5, each Eurodollar Account shall be in a minimum principal amount of One Million Dollars ($1,000,000.00) or any larger amount in increments of Five Hundred Thousand Dollars ($500,000.00).

         Section 4.3 Certain Notices. Notices by the Borrower to the Agent of terminations or reductions of the Revolving Commitments, of borrowings and prepayments of Revolving Loans, and of Conversions and Continuations of Accounts shall be in writing, irrevocable and shall be effective only if received by the Agent not later than 10:00 a.m. (a) on the Business Day of the borrowing, prepayment or repayment of Revolving Loans subject to Base Rate Accounts or of the Conversion into Base Rate Accounts and (b) with respect to any other repayments, terminations, reductions, borrowings, Conversions, Continuations, or prepayments, on the Business Day which is the number of Business Days prior to the day of the relevant action specified below:

                                   Action                                      Number of Business Days Prior
                                                                                         to Action
 Termination or reduction of Revolving Commitments                                           5

 Borrowing of Revolving  Loans, prepayment of Revolving  Loans (other than                   3
 on the last day of an Interest Period), or repayment  of Revolving Loans, in  each  case  subject  to  Eurodollar  Accounts,  Conversions  into  or
 Continuations as Eurodollar Accounts





CREDIT AGREEMENT - PAGE 17

Any notices of the type described in this Section 4.3 which are received by the Agent after 10:00 a.m. on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the applicable Revolving Commitments to be affected and the amount of the Revolving Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall: (a) specify the Accounts to be Converted or Continued, if applicable; (b) the amount (subject to Section 4.2 hereof) to be borrowed, Converted, Continued, or prepaid; (c) in the case of a Conversion, the Type of Account to result from such Conversion; (d) in the case of a borrowing the Type of Account or Accounts to be applicable to such borrowing and the amounts thereof; (e) in the event a Eurodollar Account is selected, the duration of the Interest Period therefor; and (f) the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). The Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after 10:00 a.m. on a Business Day, on the next Business Day. In the event the Borrower fails to select the Type of Account applicable to a Revolving Loan, or the duration of any Interest Period for any Eurodollar Account, within the time period and otherwise as provided in this Section 4.3, such Account (if outstanding as a Eurodollar Account) will be automatically Converted into a Base Rate Account on the last day of the preceding Interest Period for such Account or (if outstanding as a Base Rate Account) will remain as, or (if not then outstanding) will be made as, a Base Rate Account. The Borrower may not borrow any Revolving Loans subject to a Eurodollar Account, Convert any Base Rate Accounts into Eurodollar Accounts, or Continue any Eurodollar Account as a Eurodollar Account if the Applicable Rate for such Eurodollar Accounts would exceed the Maximum Rate.

         Section 4.4 Optional Repayments. Subject to Section 4.2, the Borrower may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in Section 4.3, repay any Revolving Loan in full or in part. Revolving Loans subject to a Eurodollar Account may be repaid only on the last day of the Interest Period applicable thereto unless
(i) the Borrower pays to the Agent for the account of the applicable Banks any amounts due under Section 5.5 as a result of such repayment or (ii) after giving effect to such repayment the aggregate principal amount of the Eurodollar Accounts applicable to the Revolving Loan being repaid having Interest Periods that end after such payment date shall be equal to or less than the principal amount of such Revolving Loan after such repayment.

         Section 4.5 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by the Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.6 hereof). Each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension





CREDIT AGREEMENT - PAGE 18
of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.6 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Revolving Loan shall be made by the Banks, each payment of commitment fees under Section 2.5 and letter of credit fees under subsection 2.7 (c) shall be made for the account of the Banks, and each termination or reduction of the Revolving Commitments shall be applied to the Revolving Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) the making, Conversion, and Continuation of Accounts of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Banks holding Accounts of such Type according to their respective Commitment Percentages; (c) each payment and prepayment of principal of or interest on Revolving Loans or Reimbursement Obligations by the Borrower shall be made to the Agent for the account of the Banks holding such Revolving Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Revolving Loans or Reimbursement Obligations (or participation interests therein); (d) proceeds of Collateral shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks; and (e) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

         Section 4.7 Sharing of Payments. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder directly (and not through the Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Banks participations in the Obligations held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 4.8 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the





CREDIT AGREEMENT - PAGE 19
intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period and (b) the Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         Section 4.9 Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or Applicable Lending Office of such Bank is located or any subdivision thereof or therein). If any such taxes, duties, or other charges are so levied or imposed, the Borrower will make additional payments in such amounts so that every net payment of amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties, or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to any Bank to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure or inability of such Bank to comply with the provisions of Section 4.10. The Borrower shall furnish promptly to the Agent for distribution to each affected Bank, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 4.10 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 4.11 Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Bank to fund its participation in the Letters of Credit in accordance with the terms hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without





CREDIT AGREEMENT - PAGE 20
limitation, the following circumstances: (a) any lack of validity of any Loan Document; (b) the occurrence of any Default; (c) the existence of any claim, set-off, counterclaim, defenses or other rights which such Bank, the Borrower, any Obligated Party, or any other Person may have; (d) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (e) the failure of any condition to a Revolving Loan under Article 6 to be satisfied; or (f) any other circumstance whatsoever, whether or not similar to any of the foregoing; provided that, the obligations of a Bank to fund its participation in a Letter of Credit may be subject to avoidance by a Bank if such Bank proves in a final nonappealable judgment that it was damaged and that such damage arose directly from the Agent's willful misconduct or gross negligence in determining whether the documentation presented under the Letter of Credit in question complied with the terms thereof.

                                   ARTICLE 5

                        Yield Protection and Illegality

         Section 5.1      Additional Costs.

                 (a) The Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any reasonable costs incurred by such Bank which such Bank determines are attributable to its making or maintaining of any Eurodollar Accounts hereunder, its obligation to make any such Revolving Loans hereunder or its obligation to issue or participate in any Letter of Credit or any reduction in any amount receivable by such Bank hereunder in respect of any such Revolving Loans, Letters of Credit or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                      (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Revolving Notes in respect of any of such Revolving Loans or Letters of Credit (other than franchise taxes and taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any of such Revolving Loans or Letters of Credit by the United States of America or the jurisdiction in which such Bank has its Principal Office or such Applicable Lending Office);

                      (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any of such Revolving Loans, Letters of Credit or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof but excluding any changes in the Reserves Requirement already taken into consideration in the definition of Adjusted Eurodollar Rate); or

                    (iii) imposes any other condition affecting this Agreement, the Revolving Notes, the Letters of Credit or any of such extensions of credit or liabilities or commitments.

         Each Bank will notify the Borrower (with a copy to the Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this





CREDIT AGREEMENT - PAGE 21
         subsection 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Revolving Loans or Letters of Credit affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank. A Bank will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Bank for compensation under this subsection 5.1(a). If any Bank requests compensation from the Borrower under this subsection 5.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to issue or participate in Letters of Credit or to make Revolving Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable with respect to such Eurodollar Accounts). A Bank may only request compensation under this subsection 5.1(a) for Additional Cost incurred at any time after the date which is six (6) months prior to the date the Bank requests such compensation and at any time after it has notified the Borrower it will request compensation under this subsection 5.1(a).

                 (b) Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on the Revolving Loans subject to Eurodollar Accounts is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Revolving Loans subject to Eurodollar Accounts or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Revolving Loans subject to Eurodollar Accounts or Continue Eurodollar Accounts as Eurodollar Accounts or Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

                 (c) Determinations and allocations by any Bank for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Revolving Loans subject to Eurodollar Accounts or issue or participate in Letters of Credit or of making or maintaining Revolving Loans subject to Eurodollar Accounts or on amounts receivable by it in respect of such Revolving Loans or Letters of Credit, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 5.2 Limitation on Eurodollar Accounts. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Accounts for any Interest Period therefor:

                 (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section
         1.1 hereof are not being provided in the relative amounts or for the relative maturities





CREDIT AGREEMENT - PAGE 22
         for purposes of determining the rate of interest for the Revolving Loans subject to such Eurodollar Accounts as provided in this Agreement; or

                 (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Revolving Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining such Revolving Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Eurodollar Account and the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Revolving Loans subject to a Eurodollar Account or to Convert Base Rate Accounts into Eurodollar Accounts and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Accounts, either prepay the Revolving Loans subject to such Eurodollar Accounts or Convert such Eurodollar Accounts into Base Rate Accounts in accordance with the terms of this Agreement. Determinations made under this Section 5.2 shall be made on a reasonable basis.

         Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Revolving Loans subject to a Eurodollar Account hereunder or (b) maintain Revolving Loans subject to a Eurodollar Account hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Revolving Loans subject to a Eurodollar Account and to Convert Base Rate Accounts into Eurodollar Accounts hereunder shall be suspended until such time as such Bank may again make and maintain Revolving Loans subject to a Eurodollar Account (in which case the provisions of Section 5.4 hereof shall be applicable).

         Section 5.4 Treatment of Affected Revolving Loans. If the Eurodollar Accounts of any Bank (hereinafter called "Affected Accounts") are to be Converted pursuant to Section 5.1 or 5.3 hereof, the Bank's Affected Accounts shall be automatically Converted into Base Rate Accounts on the last day(s) of the then current Interest Period(s) (or, in the case of a Conversion required by subsection 5.1(b) or Section 5.3 hereof, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to such Conversion no longer exist: (a) to the extent that such Bank's Affected Accounts have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Accounts shall be applied instead to its Base Rate Accounts; and (b) all Accounts which would otherwise be established or Continued by such Bank as Eurodollar Accounts shall be made as or Converted into Base Rate Accounts and all Accounts of such Bank which would otherwise be Converted into Eurodollar Accounts shall be Converted instead into (or shall remain as) Base Rate Accounts. If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Bank's Affected Accounts pursuant to this Section 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Accounts are outstanding, such Bank's Base Rate Accounts shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Accounts to the extent necessary so that, after giving effect thereto, all Accounts held by the Banks holding Eurodollar Accounts and by such Bank are held pro





CREDIT AGREEMENT - PAGE 23
rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitment Percentages.

         Section 5.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                 (a) Any payment or prepayment of a Revolving Loan subject to a Eurodollar Account or Conversion of a Eurodollar Account for any reason (including, without limitation, the acceleration of the outstanding Revolving Loans pursuant to subsection 11.2(a)) on a date other than the last day of an Interest Period for the applicable Eurodollar Account; or

                 (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow or prepay a Revolving Loan subject to a Eurodollar Account, or Convert a Base Rate Account to a Eurodollar Account on the date for such borrowing, Conversion, or prepayment specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Eurodollar Account (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Account which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Account provided for herein over (ii) the interest component of the amount such Bank would have bid in the eurodollar interbank market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

         Section 5.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that any Regulatory Change has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change, or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten
(10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods. With respect to each demand by a Bank under this Section 5.6, no Bank shall have the right to demand compensation for amounts attributable to any reduction in such Bank's rate of return occurring at any time before the date which is six (6) months prior to the date the Bank gives such demand for compensation to Borrower.

         Section 5.7      Replacement/Payoff of Affected Bank.  Within fifteen
(15) days after receipt by Borrower of written notice and demand from any Bank for any payment under the terms of Sections 5.1,5.5 or 5.6, Borrower may, at its option notify Agent and such Bank (the "Affected Bank") of its intention to either (d) obtain, at Borrower's expense, a replacement Bank ("Replacement Bank") to





CREDIT AGREEMENT - PAGE 24
purchase the Affected Bank's Revolving Loans and its obligations under the Loan Documents or (e) prepay in full all outstanding Obligations owed to such Affected Bank and terminate such Affected Bank's Revolving Commitment, in which case the Revolving Commitments will be reduced by the amount of the Affected Bank's Revolving Commitment. Borrower shall, within thirty (30) days following the delivery of such notice from Borrower either (a) cause the Replacement Bank to purchase the Revolving Loans of the Affected Bank and assume the Affected Bank's obligations hereunder in accordance with the terms of an Assignment and Acceptance in immediately available funds in an aggregate amount equal to the aggregate unpaid principal of the Revolving Loans held by such Bank, all unpaid interest and commitment and letter of credit fees accrued thereon, and all other Obligations owed to such Bank including amounts owed under Sections 5.1,5.5 and 5.6 or (b) prepay in full all outstanding Obligations owed to such Affected Bank (including amounts owed under Sections 5.1, 5.5 and 5.6) and terminate such Affected Bank's obligations under the Loan Documents. Notwithstanding the foregoing, (i) the Borrower shall continue to be obligated to pay to the Affected Bank in full all amounts then demanded and due under Sections 5.1, 5.5 and 5.6 in accordance with the terms thereof, (ii) neither the Agent nor any Bank shall have any obligation to find a Replacement Bank,
(iii) the Replacement Bank must be reasonably acceptable to the Agent and (iv) Texas Commerce cannot be replaced or paid off under this Section 5.7 without its consent.

                                   ARTICLE 6

                              Conditions Precedent

         Section 6.1 Initial Revolving Loan and Letter of Credit. The obligation of each Bank to make its initial Revolving Loan and the obligation of the Agent to issue the initial Letter of Credit are each subject to the condition precedent that the Agent shall have received on or before the day of any such Revolving Loan or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                 (a) Resolutions. Resolutions of the Board of Directors (or other similar authorizing documents) of the Borrower and each Obligated Party certified by its Secretary, an Assistant Secretary, or another authorized Person which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party.

                 (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Obligated Party certifying the names of its representatives
         (i) who are authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officers and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Loan Documents.

                 (c) Articles of Incorporation. The articles of incorporation or certificate of limited partnership (or similar governing document) of the Borrower and each Obligated Party certified by the Secretary of State of the state of its incorporation or organization (or the other appropriate governmental officials of its jurisdiction of organization) and dated a current date.





CREDIT AGREEMENT - PAGE 25

                 (d) Bylaws; Partnership Agreement. The bylaws, partnership agreement or similar governing document of the Borrower and each Obligated Party certified by its Secretary, an Assistant Secretary or its partners, as applicable.

                 (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation (or the other appropriate governmental officials of its jurisdiction of organization) of the Borrower and each Obligated Party as to its existence and good standing and certificates of the appropriate government officials of each jurisdiction in which the Borrower and each Obligated Party is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each Obligated Party's qualification to do business and good standing in such jurisdiction, all dated a current date.

                 (f) Revolving Notes. The Revolving Notes executed by the Borrower.

                 (g) Collateral Documents and Collateral. The Borrower Pledge Agreement executed by Borrower and the Subsidiary Guaranties and Subsidiary Pledge Agreements executed by each existing Subsidiary; certificates representing the capital stock or other equity interest of the Subsidiaries pledged pursuant to the Pledge Agreements together with undated stock powers duly executed in blank, UCC, tax and judgment Lien search reports listing all documentation on file against the Borrower and the Subsidiaries in each jurisdiction in which the Borrower or any Subsidiary is located; and such executed documentation as the Agent may deem necessary to perfect or protect its Liens, including, without limitation, financing statements under the UCC and other applicable documentation under the laws of any jurisdiction with respect to the perfection of Liens.

                 (h) Termination of Prior Liens. Duly executed UCC-3 termination statements, mortgage releases, and such other documentation as shall be necessary to terminate or release all Liens other than those permitted by Section 9.2.

                 (i) Opinion of Counsel. Favorable opinions of legal counsel to the Borrower and the Subsidiaries, as to such matters as the Agent may reasonably request.

                 (j) Fees. The fees due on the Closing Date as described in the letters dated April 2, 1997 from Chase Securities Inc. and Texas Commerce to the Borrower.

                 (k) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 6.2 All Revolving Loans and Letters of Credit. The obligation of each Bank to make any Revolving Loan (including the initial Revolving Loan)and the obligation of the Agent to issue any Letter of Credit (including the initial Letter of Credit) are subject to the following additional conditions precedent:

                 (a) No Default. No Default shall have occurred and be continuing, or would result from such Revolving Loan or Letter of Credit;





CREDIT AGREEMENT - PAGE 26

                 (b) Representations and Warranties. All of the representations and warranties contained in Article 7 hereof and in the other Loan Documents shall be true and correct on and as of the date of such Revolving Loan or the issuance of such Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                 (c) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documentation as the Agent may reasonably request.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in subsections 6.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing or such issuance, as of the date of such borrowing or such issuance).

                                   ARTICLE 7

                         Representations and Warranties

         To induce the Agent and the Banks to enter into this Agreement, the Borrower represents and warrants to the Agent and the Banks that:

         Section 7.1 Existence. The Borrower and each Subsidiary (a) is a corporation or other entity (as reflected on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Subsidiary has the power and authority to execute, deliver, and perform their respective obligations under the Loan Documents to which it is or may become a party.

         Section 7.2 Financial Statements. The Borrower has delivered to the Agent and the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as at and for the Fiscal Year ended in 1997. Such financial statements, have been prepared in accordance with GAAP, and present fairly, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein.
Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments applicable to or arising from the periods covered by such financial statements except as referred to or reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole since the effective date of the most recent financial statements referred to in this Section or delivered under Section 8.1.

         Section 7.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower and each Subsidiary of the Loan Documents to which each is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite





CREDIT AGREEMENT - PAGE 27
action on the part of the Borrower and each Subsidiary and do not and will not
(a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws or other governing documents of the Borrower or any of the Subsidiaries, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator or (iii) any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Subsidiary.

         Section 7.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have a Material Adverse Effect.

         Section 7.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Borrower or any Subsidiary. With respect to the matters described in the draft Disclosure Statement prepared in connection with the Chapter 11 bankruptcy proceedings of Edison Brothers Stores, Inc. et al. relating to the transaction in which Edison Brothers Stores, Inc., dividended to its shareholders stock of the Borrower:

         (a) Since 1989 D&B Realty Holding, Inc. has been owned, and is now owned indirectly, 100% by Borrower and has never been owned directly by Edison Brothers Stores, Inc. or any of its subsidiaries other than Borrower when it was a subsidiary of Edison Brothers, Inc.;

         (b) No Subsidiary other than D&B Realty Holding, Inc. owns any fee interest in any real property;

         (c) Other than the real property located in Addison, Illinois and the real property on which Borrower's headquarters will be constructed in Dallas, Texas, Borrower does not own any fee interest in any real property;

         (d) D&B Realty Holding, Inc. acquired the real property it owns from third Persons not affiliated with Edison Brothers Stores, Inc.;

         (e) Borrower acquired the real property it owns from third Persons not affiliated with Edison Brothers Stores, Inc.;

         (f)     D&B Realty Holding, Inc. was formerly known as EBE Realty,
                 Inc.; and

         (g) No equity interest in D&B Realty Holding, Inc. nor any real property owned by D&B Realty Holding, Inc. or Borrower was transferred in connection with the spinoff





CREDIT AGREEMENT - PAGE 28
                 transaction described in the disclosure statement prepared in connection with the pending Chapter 11 bankruptcy proceeding of Edison Brothers Stores, Inc.

         Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

         Section 7.7      Enforceability.   The Loan Documents to which the
Borrower or any Subsidiary is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or the Subsidiary, as applicable, enforceable against the Borrower or the applicable Subsidiary in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 7.8 Approvals. All authorizations, approvals, and consents of, and all filings or registrations with, any Governmental Authority or third party necessary for the execution, delivery, or performance by the Borrower or any Subsidiary of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof have been obtained or made.

         Section 7.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 9.1.

         Section 7.10 Taxes. The Borrower and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. As of the Closing Date, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary. As of any date after the Closing Date when this representation and warranty is made by Borrower, the Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary that, in each case, could reasonably be expected to have a Material Adverse Effect.

         Section 7.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA





CREDIT AGREEMENT - PAGE 29

Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 7.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower or any Obligated Party in any Loan Document or furnished to the Agent or any Bank in connection with any transaction contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower which has a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect.

         Section 7.14 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto. Schedule
7.14 sets forth the type of each Subsidiary listed thereon, the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding voting stock (or other ownership interests) of each such Subsidiary and the authorized, issued, and outstanding capital stock (or other equity interest) of each such Subsidiary. All of the outstanding capital stock (or other equity interest) of each Subsidiary listed on Schedule 7.14 has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into, capital stock (or other equity interest) of any Subsidiary listed on Schedule 7.14.

         Section 7.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party other than defaults which will not have a Material Adverse Effect.

         Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator other than violations which will not have a Material Adverse Effect.

         Section 7.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.19 Environmental Matters. Except for those matters which will not have a Material Adverse Effect:





CREDIT AGREEMENT - PAGE 30

                 (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received written notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                 (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                 (c) No Hazardous Materials have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary, and to the knowledge of Borrower, no Hazardous Materials are present at such properties, except in compliance with Environmental Laws. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                 (d) Neither the Borrower nor any of the Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                 (e) Neither the Borrower nor any of the Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and the Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                 (f) Neither the Borrower nor any of the Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                 (g) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or the Subsidiaries.

         Section 7.20 Solvency. Borrower and each Subsidiary, both individually and on a consolidated basis: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay probable liabilities of then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.





CREDIT AGREEMENT - PAGE 31

         Section 7.21 Benefit Received. Borrower and the Subsidiaries will receive reasonably equivalent value in exchange for the obligations incurred under the Loan Documents to which each is a party.

         Section 7.22 Principal Place of Business. The principal place of business and chief executive office of Borrower, and the office where Borrower keeps its books and records, is located at the address of Borrower shown on the Borrower's signature page to this Agreement or at such other address disclosed to the Agent pursuant to Section 2.8 of the Borrower Pledge Agreement. The principal place of business and chief executive office of each Subsidiary and the office where each Subsidiary keeps its books and records is located at the address of such Subsidiary shown on Schedule 7.14 opposite such Subsidiary's name, at such other address disclosed to the Agent pursuant to Section 2.8 of the Subsidiary Pledge Agreement to which the Subsidiary is a party, if applicable, or at such other address otherwise disclosed to the Agent.

         Section 7.23     Name.  Except as disclosed to the Agent pursuant to
Section 2.8 of a Pledge Agreement or as otherwise disclosed to the Agent, the exact name of Borrower and each Subsidiary as it appears in its certificate of incorporation or similar document creating the applicable Person is as set forth with respect to Borrower, in the introduction of this Agreement and, with respect to each Subsidiary on Schedule 7.14 and neither Borrower nor any Subsidiary has done business in any location under any other name within the last five (5) years.

                                   ARTICLE 8

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Borrower will perform and observe the following positive covenants:

         Section 8.1 Reporting Requirements. The Borrower will furnish to the Agent and each Bank:

                 (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ending February 1997, a copy of the annual audit report of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP;

                 (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such period and for the Fiscal Quarter then ended containing, on a consolidated basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding Fiscal Quarter of the preceding Fiscal Year, all in reasonable detail certified





CREDIT AGREEMENT - PAGE 32
         by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

                 (c) Compliance Certificate. Within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, or with respect to the last Fiscal Quarter of each Fiscal Year, within ninety
         (90) days of the end of such Fiscal Quarter, a Compliance Certificate;

                 (d) Annual Projections. As soon as available and in any event within forty-five (45) days after the beginning of each Fiscal Year of the Borrower beginning with the fiscal year ending February 1997, the Borrower will deliver its forecasted, consolidated profit and loss statements prepared on a consistent basis with Borrower's historical financial statements, (together with appropriate supporting details and a statement of underlying assumptions) on a Fiscal Quarter by Fiscal Quarter basis for the current Fiscal Year and a proforma projection of the Borrower's compliance with the financial covenants in this Agreement for the same period;

                 (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                 (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings by or before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

                 (g) Notice of Default. As soon as possible and in any event when an officer of the Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                 (h) ERISA Reports. If requested by the Agent, promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) Business Days after the Borrower or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                 (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, Revolving Loan, or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other clause of this Section;





CREDIT AGREEMENT - PAGE 33

                 (j) Notice of Material Adverse Effect. As soon as possible and in any event when an officer of the Borrower has knowledge of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                 (k) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                 (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Bank may from time to time reasonably request.

         Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, preserve and maintain (i) its corporate existence (except as permitted by Section 9.3) and (ii) all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business.

         Section 8.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition (exclusive of ordinary wear and tear).

         Section 8.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all valid and lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 8.5 Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with financially sound and reputable insurance companies in such amounts, with such deductibles, and covering such risks as are usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance (or alternate comparable coverage as required by law), property insurance, comprehensive general liability insurance, business interruption insurance and products liability insurance reasonably satisfactory to the Agent.

         Section 8.6 Inspection Rights. At any reasonable time and from time to time during normal business hours, the Borrower will, and will cause each Subsidiary to, permit representatives of the Agent and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. The Agent agrees to give Borrower two (2) days prior notice of any (A) examination, visit or inspection under this Section 8.6 unless a Default has occurred, in which event no prior notice is required or (B) discussions with employees (other than





CREDIT AGREEMENT - PAGE 34
executive or financial officers of the Borrower) and independent certified public accountants of the Borrower under this Section 8.6.

         Section 8.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all respects with all applicable laws (including, without limitation, all Environmental Laws), rules, regulations, orders, and decrees of any Governmental Authority or arbitrator except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

         Section 8.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply in all respects with all agreements, contracts, and instruments binding on it or affecting its properties or business except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

         Section 8.10     Further Assurances and Collateral Matters.

         (a) Further Assurance. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documentation and take such further action as may be requested by the Agent to carry out the provisions and purposes of the Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of itself and the Banks in the Collateral.

         (b) Subsidiary Guaranty. Upon the creation or acquisition of any Subsidiary, the Borrower shall cause such Subsidiary to execute and deliver a Subsidiary Guaranty, and such other documentation as the Agent may request to evidence the power and authority of such Subsidiary to guaranty the repayment of the Obligations as contemplated by a Subsidiary Guaranty.

         (c) Pledge of Subsidiaries. If any Subsidiary is created or acquired after the Closing Date or Borrower or any Subsidiary makes an investment in a Subsidiary, the Borrower or applicable Subsidiary shall execute and deliver to the Agent an amendment to its Pledge Agreement describing as collateral thereunder the stock of or other ownership interests in the new Subsidiary and shall deliver the certificates representing such stock or other interests to the Agent together with undated stock or other powers duly executed in blank.

         (d) Equipment Partnerships. If as of the end of any Fiscal Quarter the total gross revenue received by Borrower and the Subsidiaries from all Equipment Partnerships during the four (4) Fiscal Quarter period then ended equals or exceeds fifteen percent (15%) of the total gross revenue of Borrower and the Subsidiaries for the same period, both as determined in accordance with GAAP on a consolidated basis, then the Borrower and the Subsidiaries shall (within thirty (30) days after the Agent's request) execute and deliver to the Agent such documentation as the Agent may request (including without limitation, amendments to Pledge Agreements or new Pledge Agreements, and UCC-1 financing statements) to pledge to the Agent to secure the Obligations all ownership or other interest that the Borrower and each Subsidiary hold in each Equipment Partnership in which any of them have an investment or capital contribution or in which any of them may thereafter make an investment or capital contribution.





CREDIT AGREEMENT - PAGE 35

         Section 8.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other requirements of ERISA, if applicable, so as not to give rise to any material liability thereunder.

                                   ARTICLE 9

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Borrower will perform and observe the following negative covenants:

         Section 9.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

                 (a)      Debt to the Agent and Banks pursuant to the Loan
         Documents;

                 (b) Debt owed to Bank One, Texas, N.A. provided that such Debt will not be permitted after the initial Revolving Loan is made or the initial Letter of Credit is issued;

                 (c) Intercompany Debt owed by a Subsidiary to Borrower or owed by a Subsidiary to its parent; provided that (i) the obligations of each obligor of such Debt must be subordinated in right of payment to any liability such obligor may have for the Obligations from and after such time as any portion of the Obligations shall become due and payable (whether at stated maturity, by acceleration or otherwise) and
         (ii) such Debt must be incurred in the ordinary course of business and otherwise in accordance with Section 9.5(f);

                 (d) Debt (including Capital Lease Obligations) not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any time outstanding secured by purchase money Liens permitted by Section 9.2;

                 (e) Debt arising in connection with interest rate swap, cap, collar or similar agreements entered into in the ordinary course of business to fix or limit Borrower's or any Subsidiaries' actual interest expense;

                 (f) Guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, and the similar obligations required to be issued in the ordinary course of Borrower's or a Subsidiary's business;

                 (g) Debt arising in connection with foreign exchange or currency hedging transactions entered into the ordinary course of business to enable Borrower or a Subsidiary to limit its actual market risk of holding currency in either the cash or futures market;

                 (h) Guaranties by Borrower or by a Subsidiary of Debt or other obligations owed by a Subsidiary which is permitted hereunder;

                 (i) Borrower's obligations to reimburse and indemnify Edison Brothers Stores, Inc. (i) under the terms of that certain Lease Guarantee Agreement dated June 10, 1995 by and





CREDIT AGREEMENT - PAGE 36
         between Borrower and Edison Brothers Stores, Inc. as it exists on the date hereof (a true and complete copy of which has been provided to the Agent) and (ii) for amounts paid by Edison Brothers Stores, Inc. on behalf of Borrower as a result of Edison Brothers Stores, Inc.'s guaranty of Borrower's obligations under the real property lease of Borrower's Gold Coast Galleria retail location in Chicago, Illinois as it exists on the date hereof (a true and complete copy of which has been provided to the Agent); provided that such obligations of Borrower to Edison Brothers Stores, Inc. are not secured by any Lien; and

                 (j) Debts, other than the Debts specifically described in clauses (a) through (i) of this Section 9.1, which in the aggregate do not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding.

         Section 9.2 Limitation on Liens and Restrictions on Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following, none of which shall encumber the Collateral other than those Liens described in clause (b) and (h):

                 (a) Liens in favor of Bank One, Texas, N.A. and Edison Brothers Stores, Inc. provided that such Liens will not be permitted after the initial Revolving Loan is made or the initial Letter of Credit is issued;

                 (b) Liens in favor of the Agent for the benefit of itself and the Banks pursuant to the Loan Documents;

                 (c) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                 (d) Liens (other than Liens relating to Environmental Liabilities or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

                 (f) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, and contracts (other than for payment of Debt);

                 (g) Liens for purchase money obligations and Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted under Section 9.1; and (ii) any such Lien encumbers only the asset so purchased;





CREDIT AGREEMENT - PAGE 37

                 (h) Liens related to any attachment or judgment not constituting an Event of Default; and

                 (i) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement.

Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that, in connection with the creation of purchase money Liens, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset subject to such purchase money Lien and Borrower and the Subsidiaries may enter into leases and other agreements in the ordinary course of business which contain provisions prohibiting the assignment of the Borrower's or the applicable Subsidiary's rights thereunder. Except as provided herein, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's equity interests owned by the Borrower or any Subsidiary; (2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to the Borrower or any other Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Subsidiary.

         Section 9.3 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate itself; provided that, (i) the Borrower and the Subsidiaries may acquire assets or shares or other evidence of beneficial ownership of a Person in accordance with the restrictions set forth in subsection 9.5; (ii) any Subsidiary may merge into or consolidate with Borrower or any other Subsidiary if Borrower provides prior written notice to the Agent and the surviving Person assumes the obligations of the applicable Subsidiary under the Loan Documents and is solvent as contemplated under
Section 7.20 hereunder after giving effect to such merger or consolidation; and
(iii) the Borrower or any Subsidiary (the "Acquiring Company") may acquire all or substantially all of the assets of any Subsidiary (a "Transferring Subsidiary") if Borrower provides prior written notice to the Agent, the Acquiring Company assumes all the Transferring Subsidiary's liabilities, including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party and all of the capital stock or other equity interest of the Transferring Subsidiary is owned directly or indirectly by the Acquiring Company and is pledged to the Agent in accordance with Section 8.10 (and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate).

         Section 9.4 Restrictions on Dividends and other Distributions. The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower now or hereafter outstanding. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any Subsidiary now or hereafter outstanding; or (b) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any





CREDIT AGREEMENT - PAGE 38
class of stock or other equity interest of the Borrower or any of its Subsidiaries now or hereafter outstanding.

         Section 9.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

                 (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition and any other securities issued or guaranteed as to timely payment by any governmental agency of the United States of America;

                 (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of Fifty Million Dollars ($50,000,000);

                 (c) commercial paper or bonds of a domestic issuer if at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                 (d) loans and advances to employees for business expenses incurred in the ordinary course of business; provided that the aggregate outstanding amount of such loans and advances do not exceed Five Hundred Thousand Dollars ($500,000) at any time;

                 (e) existing investments described on Schedule 9.5 hereto;

                 (f) loans, advances or other extensions of credit made by Borrower to, or capital contributions or investments by Borrower in, wholly owned direct Subsidiaries organized under the laws of the United States of America or a State thereof; provided that, (i) at the time any such loan, advance, other extension of credit, capital contribution, or investment is made, no Default exists or would result therefrom, (ii) any loan, advance or other extension of credit must be made in accordance with the restrictions set forth in Section 9.1(c),
         (iii) any such loan, advance, other extension of credit, capital contribution or investment is made pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, and (iv) Borrower complies with its obligations under Section 8.10 hereof with respect to any such capital contribution or investment;

                 (g) capital contributions and investments by Borrower or a Subsidiary in Equipment Partnerships as long as at the time such capital contribution or investment is made, (i) no Default exists or would result therefrom; (ii) Borrower complies with its obligations under Section 8.10 hereof, to the extent applicable, (iii) Borrower or the applicable Subsidiary obtains at least fifty percent (50%) of the ownership interests of such Equipment Partnership having by the terms thereof ordinary voting power to elect the board of directors or similar governing body of such Equipment Partnership or to direct the management and policies of such Equipment Partnership, and (iv) the only assets contributed or invested in any one such Equipment Partnership by Borrower or a Subsidiary are (A) the right to use the space in a retail





CREDIT AGREEMENT - PAGE 39
         location of Borrower or a Subsidiary on which the equipment in question will be located and operated and (B) a cash amount of not more than One Hundred Dollars ($100.00);

                 (h)      Guarantees permitted by Section 9.1;

                 (i) advances, loans, other extensions of credit or capital contributions to and investments in any Person, other than those described in clause (a) through (h) of this Section 9.5, if the aggregate outstanding book value of all such advances, loans, extensions of credit, capital contributions and investment does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time.

         Section 9.6 Limitation on Issuance of Capital Stock. Except as permitted by Section 9.4 and except for issuances, sales, assignments or other disposition to Borrower, or to a Subsidiary which is the parent of the issuer (if the security or other ownership interest so acquired is pledged to the Agent in accordance with Section 8.10), the Borrower will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock or other equity interest, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock or other equity interest, or (c) any option, warrant, or other right to acquire any of its capital stock or other equity interest.

         Section 9.7 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided that the Borrower and the Subsidiaries may make loans, advances and other extensions of credit to the Subsidiaries in accordance with Section 9.5 (f) on such terms as they may deem appropriate in accordance with Section 9.5 (f).

         Section 9.8 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment; (c) the disposition by one Subsidiary of assets to Borrower or to any other Subsidiary that is a wholly owned, direct Subsidiary of Borrower in a transaction permitted by Section 9.3(iii); and (d) other dispositions of assets if the aggregate book value of the assets disposed of does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate during any period of four (4) consecutive Fiscal Quarters.

         Section 9.9 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof and any businesses which are similar or related to those currently engaged in by the Borrower and the Subsidiaries.

         Section 9.10 Sale and Leaseback. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sole or transferred, directly or indirectly, by it to such Person.





CREDIT AGREEMENT - PAGE 40

         Section 9.11 New Business Locations. No more than four (4) new retail business locations shall be under development or opened by Borrower and the Subsidiaries in any four (4) Fiscal Quarter period.

                                   ARTICLE 10

                              Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Revolving Commitment hereunder, the Borrower will perform and observe the following financial covenants:

         Section 10.1 Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth (as defined below) in an amount not less than the sum of (a) Sixty-Six Million Dollars ($66,000,000.00); plus (b) fifty percent (50%) of the positive consolidated net income of Borrower and the Subsidiaries determined in accordance with GAAP for each Fiscal Quarter to have completely elapsed since February 2, 1997; plus (c) one hundred hundred percent (100%) of the net cash proceeds of any sale of equity securities or other contributions to the capital of the Borrower received by Borrower since February 4, 1997. The phrase "Consolidated Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom: (a) any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) long term deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of the Borrower or any Affiliate of the Borrower, and (f) all other assets which are property classified as intangible assets.

         Section 10.2 Leverage Ratio. As of the end of each Fiscal Quarter the Borrower shall not permit the ratio of Adjusted Debt to Adjusted EBITDA to exceed 2.50 to 1.00. As used herein the following terms have the following meanings:

                 "Adjusted Debt" means, as of any Fiscal Quarter end, the sum of (a) all Debt of Borrower and the Subsidiaries of the type described in clauses (a), (b), (c) and (d) of the definition of Debt determined on a consolidated basis which is outstanding as of such Fiscal Quarter end plus (b) the product of (i) the Operating Lease Expenses for the four (4) Fiscal Quarters ending on the date of determination multiplied by (ii) eight (8).

                 "Adjusted EBITDA" means, as of the end of any Fiscal Quarter, the sum of (a) the EBITDA calculated for the four (4) Fiscal Quarters ending on the date of determination plus (b) the Operating Lease Expenses for the four (4) Fiscal Quarters ending on the date of determination.

                 "Adjusted Net Income" means, for any period, the sum of the following calculated for Borrower and the Subsidiaries without duplication on a consolidated basis for such period: (a) consolidated net income (or loss) determined in conformity with GAAP, minus (b) the income of any other Person (other than the Subsidiaries) in which Borrower or any of the Subsidiaries





CREDIT AGREEMENT - PAGE 41
         has an ownership interest, unless received by Borrower or the Subsidiary in a cash distribution; minus (c) any after-tax extraordinary, non-cash, nonrecurring or nonoperating income or gains.

                 "EBITDA" means, for any period, the sum of the following each calculated for Borrower and the Subsidiaries without duplication on a consolidated basis for such period: (a) Adjusted Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining consolidated net income; plus (c) Interest Expense deducted in determining consolidated net income; plus (d) amortization and depreciation expenses deducted in determining consolidated net income.

                 "Interest Expense" means, for any period, the aggregate of all interest paid or accrued by Borrower and the Subsidiaries, including all interest, fees and costs payable with respect to the Obligations or other Debt and the interest portion of Capital Leases Obligations, all as determined in accordance with GAAP on a consolidated basis.

                 "Operating Lease Expenses" means, for any period, the aggregate of all expenditures paid or accrued by Borrower and the Subsidiaries under leases which are not required to be classified and accounted for as capital leases, as determined in accordance with GAAP on a consolidated basis.

         Section 10.3     Fixed Charge Coverage.    The Borrower shall not
permit the ratio of Cash Flow to Fixed Charges as of the last day of any Fiscal Quarter to be less 2.25 to 1.00 computed on the basis of the Cash Flow and Fixed Charges for the four (4) Fiscal Quarters then ended. The phrase "Cash Flow" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (a) EBITDA; minus (b) amortization and depreciation expenses deducted in determining consolidated net income; plus (c) Operating Lease Expenses. The phrase "Fixed Charges" means, for any period, the total of the following: (a) all interest paid in cash by Borrower and the Subsidiaries, including all interest which is expensed or capitalized; plus (b) Operating Lease Expenses.

         Section 10.4 Capital Expenditures. The Borrower will not permit the Capital Expenditures incurred in connection with the establishment of any new retail business location of Borrower or a Subsidiary to exceed Fifteen Million Dollars ($15,000,000) per location.

                                   ARTICLE 11

                                    Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                 (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within two (2) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within three (3) Business Days of the date due any other Obligation or any part thereof.

                 (b) Any representation, warranty, or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document





CREDIT AGREEMENT - PAGE 42
         or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                 (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clause (i) of Section 8.2, Sections 8.5 or 8.6, Article 9 or Article 10 of this Agreement. Borrower or any Subsidiary shall fail to perform, observe, or comply with the covenants, agreements or terms contained in Article 2 of any Pledge Agreement to which it is a party.

                 (d) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in any Loan Document (other than covenants to pay the Obligations and the covenants described in subsection 11.1(c)) and such failure shall continue for a period of fifteen (15) Business Days after the earlier of (i) the date the Agent or any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Agent thereof in accordance with subsection 8.1(g).

                 (e) The Borrower or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.

                 (f) A proceeding or case shall be commenced, without the application, approval, or consent of the Borrower or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of the Borrower or such Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days, or an order for relief against the Borrower or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

                 (g) The Borrower or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of One Million Dollars ($1,000,000) against any of its assets or properties.





CREDIT AGREEMENT - PAGE 43

                 (h) A final judgment or judgments for the payment of money in excess of One Million Dollars ($1,000,000) in the aggregate shall be rendered by a court or courts against the Borrower or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                 (i) The Borrower or any Obligated Party shall fail to pay when due any principal of or interest on any Debt if the aggregate principal amount of the affected Debt equals or exceeds One Million Dollars ($1,000,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of One Million Dollars ($1,000,000) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                 (j) Any material provision of any Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason (other than the negligence of the Agent or the release thereof in accordance with the Loan Documents) cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                 (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Million Dollars ($1,000,000).

                 (l) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than David Corriveau and Buster Corley shall become the direct or indirect beneficial owner as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.





CREDIT AGREEMENT - PAGE 44

                 (m) David Corriveau and James Corley shall fail to be active in the management of Borrower.

                 (n) The independent certified public accountants retained by Borrower resign and Borrower fails to engage a firm of certified public accounts of nationally recognized standing as the Borrower's accountants within thirty (30) days of such resignation.

         Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

                 (a) Acceleration. By notice to the Borrower, declare all outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                 (b) Termination of Revolving Commitments. Terminate the Revolving Commitments including, without limitation, the obligation of the Agent to issue Letters of Credit, without notice to the Borrower.

                 (c)      Judgment. Reduce any claim to judgment.

                 (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                 (e) Cash Collateral. If required by the Agent or the Required Banks, require that Borrower (and the Borrower hereby agrees upon Agent's request to) pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

                 (f) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under
Section 11.1(e) or (f), the Revolving Commitments of all of the Banks (including, without limitation, the obligation of the Agent to issue Letters of Credit) shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Revolving Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 11.3 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of the





CREDIT AGREEMENT - PAGE 45

Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under any Loan Document.

         Section 11.4 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time, demand, provisional, or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not the Agent or such Bank shall have made any demand under such Loan Documents and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Agent) after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                   ARTICLE 12

                                   The Agent

         Section 12.1 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes Texas Commerce to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Revolving Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank; (iii) shall not be required to initiate any litigation or collection proceedings under any Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Agent shall





CREDIT AGREEMENT - PAGE 46
in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks, and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

         Section 12.2 Rights of Agent as a Bank. With respect to its Revolving Commitment, the Revolving Loans made by it, the Revolving Note issued to it and the Letters of Credit issued hereunder, Texas Commerce (and any successor acting as the Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of banking, trust, or other business with the Borrower, any of its Subsidiaries, any Obligated Party, and any other Person who may do business with or own securities of the Borrower or any Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

         Section 12.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Revolving Loans or of commitment fees) unless the Agent has received notice from a Bank or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by Required Banks, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable and in the best interest of the Banks.

         Section 12.4 Indemnification. THE BANKS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR





CREDIT AGREEMENT - PAGE 47

INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENT PERCENTAGES) OF ANY AND ALL REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 12.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documentation and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into any Loan Document and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under any Loan Document. Except as otherwise specifically set forth herein, the Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of any Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition, or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 12.6 Several Revolving Commitments. The Revolving Commitments and other obligations of the Banks under any Loan Document are several. The default by any Bank in making a Revolving Loan or funding its participation or other interest in a Letter of Credit in accordance with its Revolving Commitment shall not relieve the other Banks of their obligations under any Loan Document. In the event of any default by any Bank in making any Revolving Loan or funding its participation or other interest in a Letter of Credit, each nondefaulting bank shall be obligated to make its Revolving Loan or funding its participation or other interest in a Letter of Credit but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

         Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower, and the Agent may be removed at any time by Required Banks if it has breached its obligations under the Loan Documents. Upon any such resignation or removal, Required Banks will have the right to appoint a successor Agent with the Borrower's consent, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of





CREDIT AGREEMENT - PAGE 48
at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, contractual obligations, and duties of the resigning or removed Agent and the resigning or removed Agent shall be discharged from its duties and obligations under the Loan Documents including all obligations under any Letters of Credit. After any Agent's resignation or removal as Agent, the provisions of this
Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

         Section 12.8 Agent Fee. The Borrower agrees to pay to the Agent, on the Closing Date and on each anniversary of the Closing Date, the administrative fee set forth in the letter dated April 2, 1997 from Chase Securities Inc. and Texas Commerce to the Borrower.

                                   ARTICLE 13

                                 Miscellaneous

         Section 13.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of the Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents executed and delivered on the Closing Date, including, without limitation, the fees and expenses of legal counsel for the Agent; (b) all reasonable costs and expenses of the Agent arising in connection with (i) the preparation, negotiation, execution, and delivery of any of the Loan Documents executed and delivered after the Closing Date and any and all amendments or other modifications to the Loan Documents and (ii) the syndication of the Revolving Loans, including in all instances, without limitation, the reasonable fees and expenses of legal counsel for the Agent; (c) all reasonable costs and expenses of the Agent and the Banks in connection with any Default and the enforcement of any Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Banks; (d) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (e) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (f) all reasonable and customary fees, costs and expenses of the Agent arising in connection with the issuance, amendment, transfer or drawing on any Letter of Credit.

         Section 13.2 Indemnification. THE BORROWER SHALL INDEMNIFY THE AGENT AND EACH BANK AND EACH AFFILIATE (INCLUDING WITHOUT LIMITATION, CHASE SECURITIES INC.) THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES,JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO
(A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OR ANY OBLIGATED PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE





CREDIT AGREEMENT - PAGE 49

PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (E) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT OR ANY PAYMENT OR FAILURE TO PAY WITH RESPECT TO ANY LETTER OF CREDIT, (F) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE AGENT OR ANY BANK IN RESPECT OF ANY LETTER OF CREDIT, OR (G) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED THAT (i) THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, OR EXPENSES TO THE EXTENT THEY ARE DETERMINED BY A FINAL, NON-APPLICABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR TO HAVE RESULTED FROM ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND (ii) BORROWER SHALL NOT BE OBLIGATED TO PAY FOR THE FEES AND EXPENSES OF MORE THAN ONE LAW FIRM TO REPRESENT ALL THE PERSONS ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION WITH RESPECT TO THE DEFENSE OF ANY LITIGATION OR OTHER PROCEEDINGS OF THE TYPE REFERRED TO ABOVE IN CLAUSE (G) UNLESS OTHER LAW FIRMS ARE NECESSARY AS A RESULT OF CONFLICTS OF INTERESTS AMONG THE PERSONS ENTITLED TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 13.3 Limitation of Liability. None of the Agent, any Bank, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower and, by the execution of the Loan Documents to which it is a party each Obligated Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, or punitive damages suffered or incurred by the Borrower or any Obligated Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

         Section 13.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Borrower or any Obligated Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Obligated Parties on the one hand and the Agent and each Bank on the other and any Bank to be other than that of debtor and creditor.





CREDIT AGREEMENT - PAGE 50

         Section 13.6 Equitable Relief. The Borrower recognizes that in the event the Borrower or any Obligated Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to the Agent and the Banks. The Borrower therefore agrees that the Agent and the Banks, if the Agent or the Required Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.8     Successors and Assigns.

                 (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks.

                 (b) Participations. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Revolving Commitments and the Revolving Loans owing to it and the Letter of Credit Liabilities which it has made or in which it has a participating interest); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Revolving Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Revolving Notes and owner of its participation or other interests in Letter of Credit Liabilities for all purposes of any Loan Document, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under any Loan Document, other than the right to vote upon or consent to (1) any increase of such Bank's Revolving Commitments, (2) any reduction of the principal amount of, or interest to be paid on, the Revolving Loans or other Obligations of such Bank, (3) any reduction of any commitment fee, letter of credit fee or other amount payable to such Bank under any Loan Document, (4) any postponement of any date for the payment of any amount payable in respect of the Revolving Loans or other Obligations of such Bank, or (5) the release of Borrower, any Obligated Party or any Collateral.

                 (c) Assignments. The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to an Eligible Assignee all, or a proportionate part of all, of its rights and obligations under the Loan Documents (including, without limitation, its Revolving Commitments, Revolving Loans and participation interests) (each an "Assignee"); provided, however, that
         (i) except in the case of an assignment of all of a Bank's rights and obligations under the Loan Documents, the amount of the Revolving Commitments of the





CREDIT AGREEMENT - PAGE 51
         assigning Bank being assigned or if any Revolving Commitment has terminated, the outstanding principal amount of the related Revolving Loans, pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000), (ii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Revolving Notes subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000.00) payable by the assignor or assignee (and not the Borrower); provided that such fee shall not be payable to Agent if the Assigning Bank is making an assignment to one of its Affiliates; and (iii) the Borrower and the Agent must consent to such assignment, which consent shall not be unreasonably withheld, with such consents to be evidenced by the Borrower's and the Agent's execution of the Assignment and Acceptance; provided that Borrower's consent will not be necessary if (a) the Assigning Bank is making an assignment to one of its Affiliates or (b) an Event of Default exists at the time of the assignment. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents, and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto). The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Revolving Commitments of, and principal amount of the Revolving Loans owing to and Letter of Credit Liabilities participated in by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an Assigning Bank and Assignee representing that it is an Eligible Assignee, together with any Revolving Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "D" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Note a new Revolving Note to the order of such Eligible Assignee in an amount equal to the Revolving Commitment or Revolving Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Revolving Commitment or Revolving Loans, a Revolving Note to the order of the assigning Bank in an amount equal to the Revolving Commitment and Revolving Loans retained by it hereunder (each such promissory note shall constitute a "Revolving Note" for purposes of the Loan Documents). Such new Revolving Notes shall be in an aggregate principal amount of the surrendered Revolving Note, shall be dated the





CREDIT AGREEMENT - PAGE 52
         effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of the Exhibit "A" hereto.

                 (d) Information. Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

                 (e) Pledge to Federal Reserve. Notwithstanding anything in this Section 13.8 to the contrary, any Bank may, in the ordinary course of its business, pledge its Revolving Note to any United States Federal Reserve Bank to secure advances made by such Federal Reserve Bank to such Bank.

         Section 13.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Article 5 and Sections 13.1 and 13.2 shall survive repayment of the Revolving Notes and termination of the Revolving Commitments and the Letters of Credit.

         Section 13.10 Entire Agreement. THIS AGREEMENT, THE REVOLVING NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 13.11 Amendments. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Revolving Commitments of the Banks; (b) reduce the principal of, or interest on, the Revolving Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Revolving Notes, the Reimbursement Obligations, or any fees or other amounts payable hereunder; (d) waive or amend any of the conditions specified in Article 6; (e) change the percentage of the Revolving Commitments or of the aggregate unpaid principal amount of the Revolving Notes or the Letter of Credit Liabilities or the number of Banks which shall be required for the Banks or any of them to take any action under any Loan Document; (f) change any provision contained in this Section 13.11; or (g) release any Collateral or release the Borrower or any Obligated Party from liability. Notwithstanding anything to the contrary





CREDIT AGREEMENT - PAGE 53
contained in this Section, no amendment waiver, or consent shall be made with respect to Article 12 hereof without the prior written consent of the Agent.

         Section 13.12      Maximum Interest Rate.

                 (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                 (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this Revolving Loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations, and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

         Section 13.13 Notices. All notices and other communications provided for in any Loan Document to which the Borrower or any Obligated Party is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof and, if to an Obligated Party, at the address for notices for the Borrower, or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Section 4.3 shall not be effective until received by the Agent.

         Section 13.14 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.





CREDIT AGREEMENT - PAGE 54

         Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 13.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of any Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 13.19 Construction. The Borrower, each Obligated Party (by its execution of the Loan Documents to which its is a party), the Agent, and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 13.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR ANY BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 13.22 Confidentiality. Agent and each Bank (each a "Lending Party") agree to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information (a) to any other Lending Party, (b) to any other Person if reasonably incidental





CREDIT AGREEMENT - PAGE 55
to the administration of the credit facility provided herein, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority, (e) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (f) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder, (h) to such Lending Party's legal counsel and independent auditors, (i) to any Affiliate of such Lending Party, solely in connection with this Agreement, and (j) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means the annual projections delivered under Section 8.1 (d) and any information which has been designated by the Borrower in writing as confidential.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          BORROWER:
                                          --------

                                          DAVE & BUSTER'S, INC.


                                          By: /s/ CHARLES MICHEL
                                             --------------------------------
                                                  Charles Michel
                                                     Treasurer

                                          Address for Notices:

                                          2751 Electronic Lane
                                          Dallas, Texas  75220
                                          Fax No.: 214-357-1536
                                          Telephone No.: 214-357-9588
                                          Attention:  Mr. Chas Michel





CREDIT AGREEMENT - PAGE 56

                                     AGENT:

       Revolving Commitment:          TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
       --------------------           individually as a Bank and as the Agent

       $15,000,000

                                      By:  /s/ JORGE L. CALDERON
                                      ---------------------------------------
                                               Jorge L. Calderon
                                                Vice President

                                      Address for Notices:
                                      -------------------

                                      1111 Fannin, 9th Floor, MS46
                                      Houston, Texas  77002
                                      Fax No.:  713 750-3810
                                      Telephone No.:  713 750-2784
                                      Attention:  Revolving Loan Syndication
                                                  Services
                                            re: Dave & Buster's

                                      With a copy to:
                                      P.O. Box 660197
                                      Dallas, Texas 75266-0197
                                      Fax No.:  972-888-7837
                                      Telephone No.:  972-888-7829
                                      Attention:

                                      Lending Office for Base Rate
                                      Accounts and Eurodollar Accounts:
                                      --------------------------------

                                      1111 Fannin
                                      Houston, Texas  77002





CREDIT AGREEMENT - PAGE 57

                                  OTHER BANKS:

                                  COMERICA BANK-TEXAS

Commitment:                               By:   /s/ WILLIAM J. ROLLEY
----------                                   -----------------------------------
                                                    William J. Rolley
$15,000,000                                         Vice President

                                          Address for Notices:

                                          4100 Spring Valley Road
                                          Suite 900
                                          Dallas, Texas  75244
                                          Re:  Dave & Busters

                                          Fax No.:  214-818-2127
                                          Telephone No.: 214-818-2113

                                          Attention:  William J. Rolley

                                          Lending Office for Base Rate
                                          Accounts and Eurodollar Accounts
                                          ------------------------------------

                                          4100 Spring Valley Road
                                          Suite 900
                                          Dallas, Texas  75244





CREDIT AGREEMENT - PAGE 58

                                           GUARANTY FEDERAL BANK, F.S.B.


Commitment:                                By:  /s/ ROBERT S. HAYES
----------                                    --------------------------------
                                                   Name: Robert S. Hayes
                                                        ----------------------
$10,000,000                                        Title: Vice President
                                                         ---------------------

                                           Address for Notices:

                                           8333 Douglas Avenue
                                           Dallas, Texas  75225

                                           Fax No.:  214-360-2760
                                           Telephone No.: 214-360-2821

                                           Attention:  Robert S. Hays

                                           Lending Office for Base Rate
                                           Accounts and Eurodollar Accounts
                                           -----------------------------------

                                           8333 Douglas Avenue
                                           Dallas, Texas  75225





CREDIT AGREEMENT - PAGE 59

                                           BANKBOSTON, N.A.

Commitment:                                        By: /s/ CHRISTOPHER M. HOLTZ
----------                                            -------------------------
                                                           Christopher M. Holtz
$10,000,000                                                Vice President

                                                   Address for Notices:

                                                   100 Federal Street
                                                   Mail Code 01-09-05
                                                   Boston, MA  02106-2016

                                                   Fax No.:  617-434-4588
                                                   Telephone No.:  617-434-6685

                                                   Attention:  Rodney L. Guinn

                                                   Lending Office for Base
                                                   Rate Accounts and Eurodollar
                                                   Accounts
                                                   ---------------------------

                                                   100 Federal Street
                                                   Mail Code 01-09-05
                                                   Boston, MA  02106-2016





CREDIT AGREEMENT - PAGE 60

                               INDEX TO EXHIBITS


               Exhibit                                       Description of Exhibit
               -------                                       ----------------------

                 "A"                                            Revolving Note
                 "B"                                            Subsidiary Guaranty
                 "C"                                            Borrower Pledge Agreement
                 "D"                                            Assignment and Acceptance
                 "E"                                            Compliance Certificate
                 "F"                                            Subsidiary Pledge Agreement
                 "G"                                            Advance Request Form





                               INDEX TO SCHEDULES


                 Schedule                                   Description of Schedule
                 --------                                   -----------------------
                 7.14                                       List of Subsidiaries
                 9.5                                        Existing Investments





CREDIT AGREEMENT - PAGE 61

                                  EXHIBIT "A"
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT


                                 Revolving Note





CREDIT AGREEMENT - PAGE 62

                                 REVOLVING NOTE



$__________                       Dallas, Texas                     May 21, 1997


         FOR VALUE RECEIVED, the undersigned, DAVE & BUSTER'S, INC., a Missouri corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Bank"), at the Principal Office of the Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of _____________________ ($_________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrower hereby authorizes the Bank to record in its records the amount of each Revolving Loan and Type of Accounts established under each Revolving Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make such notation with respect to any such Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Revolving Note.

         This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of May 21, 1997, among the Borrower, the Bank, the other banks named therein and Texas Commerce Bank National Association, as agent for such banks ("Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Revolving Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         The Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party,





REVOLVING NOTE - Page 1
and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                           DAVE & BUSTER'S, INC.


                                           By:
                                              --------------------------------
                                                   Charles Michel
                                                   Treasurer





REVOLVING NOTE - Page 2

                                  EXHIBIT "B"
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT

                               Guaranty Agreement

                               GUARANTY AGREEMENT
                          (__________________________)

         WHEREAS, DAVE & BUSTER'S, INC., a Missouri corporation ("Borrower") has entered into that certain Credit Agreement of even date herewith, among Borrower, the banks named therein and Texas Commerce Bank National Association, as agent for such banks ("Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement" and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

         WHEREAS, the execution of this Guaranty Agreement is a condition to each Bank's obligations under the Credit Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, __________________________, a ____________ (the "Guarantor"), hereby irrevocably and unconditionally guarantees to the Agent and the Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement and shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited as provided in Section 1.1 of the Subsidiary Pledge Agreement to which Guarantor is a party.

         2. Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor.
"Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related





GUARANTY AGREEMENT (________________) - Page 1

Guaranties, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligation of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability to the Agent and the Banks of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

         3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Agent, any Bank or any other party, or which Guarantor may have against Borrower, Agent, any Bank or any other party, shall be available to, or shall be asserted by, Guarantor against Agent, any Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         4. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Banks hereunder shall be cumulative of any and all other rights that Agent and Banks may ever have against Guarantor. The exercise by Agent and Banks of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Agent and Banks without notice or demand in lawful currency of the United States of America and it shall not be necessary for Agent and Banks, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Agent and any Bank with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by





GUARANTY AGREEMENT (________________) - Page 2

Guarantor and, in addition, upon payment by Guarantor of any sums to Agent and any Bank hereunder, all rights of Guarantor against Borrower or any Collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

         6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Agent or any Bank.

         7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent or any Bank to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Agent or any Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Agent or any Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent or any Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Agent or any Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

         8. Guarantor represents and warrants to Agent and Banks as follows:

                 (a) All representations and warranties in the Credit Agreement relating to Guarantor are true and correct.





GUARANTY AGREEMENT (________________) - Page 3

                 (b) The value of the consideration received and to be received by Guarantor as a result of Borrower, Agent and Banks entering into the Credit Agreement and Guarantor executing and delivering this Guaranty Agreement and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of Guarantor hereunder and thereunder, and the Credit Agreement and the liability and obligation of Guarantor in connection therewith have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

                 (c) Guarantor has, independently and without reliance upon Agent or any Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

                 (d) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and Guarantor is not relying upon Agent or the Banks to provide (and neither the Agent nor any Bank shall have any duty to provide) any such information to Guarantor either now or in the future.

         9. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank has any commitment under the Credit Agreement, Guarantor will comply with all covenants set forth in the Credit Agreement specifically applicable to Guarantor.

         10. When an Event of Default exists, Agent and Banks shall have the right to set-off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent and Banks to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Agent or any Bank shall have made any demand under this Guaranty Agreement. The rights and remedies of Agent and the Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent or any Bank may have.

         11. (a) Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that so long as an Event of Default does not exist, Guarantor shall have the right to receive payments and repayments of principal and interest on any Subordinated Indebtedness. Upon demand of Agent made during the continuation of an Event of Default, no payments of principal or interest on any Subordinated Indebtedness may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by Guarantor for the benefit of Agent and the Banks and shall





GUARANTY AGREEMENT (________________) - Page 4 forthwith be paid to Agent without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Agent against the Guaranteed Indebtedness in accordance with the Credit Agreement. Upon the request of Agent, Guarantor shall execute, deliver, and endorse to Agent such documentation as Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty Agreement, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any Obligated Party other than Guarantor (Borrower and such Obligated Parties herein the "Debtors") to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.

                 (b) Guarantor agrees that any and all Liens of Guarantor (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such Liens in favor of Guarantor, Agent or any Bank presently exist or are hereafter created or attached. Without the prior written consent of Agent, Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to Guarantor or any Liens held by Guarantor on assets of any Debtor.

                 (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement.

         12. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Banks except as otherwise provided in the Credit Agreement. No failure on the part of Agent or any Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the





GUARANTY AGREEMENT (________________) - Page 5

Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Agent or any Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         14. This Guaranty Agreement is for the benefit of Agent and the Banks and their successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

         15. Guarantor recognizes that Agent and the Banks are relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder and under the other Loan Documents to which it is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which it is a party is a material inducement to Agent and the Banks in entering into the Credit Agreement and continuing to extend credit thereunder. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

         16. Any notice or demand to Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to Guarantor, in care of Borrower at its address in accordance with the notice provisions in the Credit Agreement.

         17. Guarantor shall pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by Agent and Banks in connection with the administration, enforcement, or collection of this Guaranty Agreement.

         18. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Agent and the Banks may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

         20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR, AGENT AND BANKS WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR, AGENT AND BANKS AS A





GUARANTY AGREEMENT (________________) - Page 6

FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG GUARANTOR, AGENT AND BANKS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG GUARANTOR, AGENT AND BANKS.

         EXECUTED as of the 21st day of May 1997.

                                             GUARANTOR:
                                             ---------


                                             ---------------------------------
                                             By:
                                                ------------------------------
                                             Name:
                                                 -----------------------------
                                             Title:
                                                 -----------------------------





GUARANTY AGREEMENT (________________) - Page 7

                                  EXHIBIT "C"
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT


                           Borrower Pledge Agreement

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (the "Agreement") dated as of May 21, 1997 is by and between DAVE & BUSTER'S, INC., a Missouri corporation ("Pledgor") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself and the other Banks (the "Secured Party").

                                   RECITALS:

         A. Pledgor, the certain lenders ("Banks") and Secured Party have entered into that certain Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein being used as defined therein).

         B. Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by Pledgor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1



                          Security Interest and Pledge


         Section 1.1 Security Interest and Pledge. As collateral security for the prompt payment in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), Pledgor hereby pledges and grants to Secured Party a first priority security interest in all of Pledgor's right, title and interest in and to the following property (such property being hereinafter sometimes called the "Collateral"):


                 (a) all the capital stock, partnership interests, membership interests and other securities issued by, and all other ownership interest in, the Persons described on Schedule 1 hereof and all Subsidiaries hereafter created or acquired and owned by Pledgor, whether any of the foregoing are now owned or hereafter acquired, including without limitation, the capital stock or other ownership interests described on Schedule 1; and


                 (b) all products, proceeds, revenues, distributions, dividends, stock dividends, securities and other property, rights, interests and other general intangibles that Pledgor receives or is at any time entitled to receive on account of the property described in clause (a) preceding.





PLEDGE AGREEMENT - Page 1

                                   ARTICLE 2



                       Affirmative and Negative Covenants

         Pledgor covenants and agrees with Secured Party that:

         Section 2.1 Delivery. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified on Schedule 1 hereof, accompanied by undated stock powers or assignments, as applicable, duly executed in blank. Each time
Schedule 1 hereto is amended in accordance with Section 2.6 hereof or otherwise, Pledgor shall deliver to Secured Party all new certificate(s) identified thereon, accompanied by undated stock powers or assignments, as applicable, duly executed in blank.

          Section 2.2 Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and Pledgor shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

         Section 2.3 Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Banks.

         Section 2.4 Distributions. If Pledgor shall become entitled to receive or shall receive: (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral; or (ii) subject to the right of Pledgor to receive cash dividends or other distributions under Section 3.3 hereof, (a) any sums paid in respect of the Collateral upon the liquidation or dissolution of the issuer thereof; (b) any other distribution of capital made on or in respect of the Collateral or any other property distributed upon or in respect of the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof; or (c) any other Collateral the possession of which is necessary to perfect the security interest of Secured Party therein, then Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers or assignments duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

         Section 2.5 Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock or any additional ownership interest of the issuer of any Collateral, or any securities convertible into, or exchangeable for, any such shares or ownership interest or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares or any additional ownership interest (any of the





PLEDGE AGREEMENT - Page 2
foregoing herein an "Equity Right"); provided however, Pledgor may consent to or approve the issuance of any Equity Right if such Equity Right is granted to Pledgor and is delivered to Secured Party as additional Collateral in accordance with the terms hereof to secure the Obligations.

         Section 2.6 Additional Pledged Collateral. Pledgor shall pledge hereunder, immediately upon its acquisition thereof, any and all additional shares of stock, other certificates or other instruments evidencing Collateral, including any and all shares of stock or other ownership interests of any Person whose capital stock or other ownership interests are required to be pledged as a result of Section 8.10 of the Credit Agreement. Pledgor agrees that it will, upon obtaining any additional shares of stock, other certificates or other instruments required to be pledged hereunder as provided in this
Section 2.6 or Sections 2.5 or 2.4 promptly (and in any event within fifteen Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule 2 annexed hereto (a "Pledge Amendment"), in respect of the additional property to be pledged pursuant to this Agreement. Pledgor hereby authorize Secured Party to attach each Pledge Amendment to this Agreement and agrees that all property listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional property pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

         Section 2.7 Further Assurances. At any time and from time to time, upon the reasonable request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further documentation and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statement as Secured Party may require.

         Section 2.8 Corporate Changes. Pledgor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Pledgor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading. Pledgor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be protected and perfected with the priority required by this Agreement.

                                   ARTICLE 3



                      Rights of Secured Party and Pledgor

         Section 3.1 Power of Attorney. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND





PLEDGE AGREEMENT - Page 3

IN THE NAME OF PLEDGOR OR IN ITS OWN NAME, IN SECURED PARTY'S DISCRETION, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY GIVES SECURED PARTY THE POWER AND RIGHT ON BEHALF OF PLEDGOR AND IN ITS OWN NAME TO DO, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY OF THE FOLLOWING WITHOUT NOTICE TO OR THE CONSENT OF PLEDGOR:


                 (a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;


                 (b) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;


                 (c) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to participate in the defense of, or if Pledgor fails to defend, to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clauses (iv) or (v) above, if, in the case of clauses (v), Secured Party is conducting the applicable defense and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; and (viii) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured





PLEDGE AGREEMENT - Page 4

Party in this Agreement, and Secured Party shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

         Section 3.2 Voting Rights. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Secured Party shall execute and deliver to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 3.3 Dividends and Distributions. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any sums paid upon the liquidation or dissolution of the issuer of the Collateral or any dividends or other distributions on the Collateral paid in cash or property to the extent and only to the extent that such liquidation, dissolution, dividends or other distributions are permitted by the Credit Agreement and applicable law.

         Section 3.4 Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

                                   ARTICLE 4



                                    Default

         Section 4.1 Rights and Remedies. If any Event of Default shall occur and be continuing, Secured Party shall have the following rights and remedies:


                 (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas or of a creditor with a lien or charge on the Collateral under the laws of the jurisdiction of the organization of the issuer of any of the Collateral. Without limiting the generality of the foregoing, Secured Party may





PLEDGE AGREEMENT - Page 5

         (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and/or (iii) bid and become a purchaser at any public (or private, to the extent permitted by applicable law) sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided, however, if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification of any kind. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may determine in its discretion. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshaling in respect of the Collateral.


                 (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                 (c) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.


                 (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.


                 (e) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution





PLEDGE AGREEMENT - Page 6
         or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state or foreign securities laws.


                                   ARTICLE 5



                                 Miscellaneous

         Section 5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Banks.

         Section 5.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 5.3 Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

         Section 5.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 5.5 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and





PLEDGE AGREEMENT - Page 7
any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 5.8 Consent to Pledge. Pledgor consents to the grant to Secured Party by Dave & Buster's of California, Inc. ("D&B") of a security interest in all of D&B's partnership interest in Dave & Buster's I, L.P. pursuant to the terms of the Subsidiary Pledge Agreement to which D&B is a party and the exercise of all of Secured Party's rights thereunder, such consent granted for all purposes, including without limitation, the consent to D&B's departure from any restriction on transfer or pledge set out in Dave & Buster's I, L.P.'s Agreement of Limited Partnership.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                           PLEDGOR:
                                           -------

                                           DAVE & BUSTER'S, INC.


                                           By:
                                              --------------------------------
                                                        Charles Michel
                                                         Treasurer


                                           SECURED PARTY:
                                           -------------

                                           TEXAS COMMERCE BANK
                                           NATIONAL ASSOCIATION, as Agent

                                           By:
                                              --------------------------------
                                                      Jorge Calderon
                                                      Vice President





PLEDGE AGREEMENT - Page 8

                                   Schedule 1
                                       to
                             Dave & Buster's, Inc.
                                Pledge Agreement

                          Person                        Ownership         Number of     Certificate     Par Value
                           and                           Interest          Shares         Number
                      Type of Entity                                     Units or %
                                                                          Interest
 1.     DANB Texas, Inc.                            100 % of common     10,000         01            $.01
        (corporation)                               stock

 2.     Dave & Buster's of Pennsylvania, Inc.       100% of common      1,000          2             no
        (corporation)                               stock
 3.     Dave & Buster's of Illinois, Inc.           100% of common      1,000          1             no
        (corporation)                               stock

 4.     Dave & Buster's of California, Inc.         100% of common      1,000          1             no
        (corporation)                               stock

 5.     Dave & Buster's of Colorado, Inc.           100% of common      1,000          001           no
        (corporation)                               stock

 6.     Dave & Busters of Florida, Inc.             100% of common      100            1             $1.00
        (corporation)                               stock
 7.     Dave & Buster's of Georgia, Inc.            100% of common      1,000          1             no
        (corporation)                               stock

 8.     Dave & Buster's of Maryland, Inc.           100% of common      1,000          1             $.01
        (corporation)                               stock

 9.     Dave & Busters of New York                  100% of common      100            1             no
        (corporation)                               stock
 10.    Dave & Buster's I, L.P.                     General partner     1%             N/A           N/A
        (limited partnership)                       interest





Schedule 1 - Solo Page

                                   Schedule 2
                                       to
                             Dave & Buster's, Inc.
                                Pledge Agreement

                                Pledge Amendment


         This Pledge Amendment, dated _____________, 19__, is delivered pursuant to Section 2.6 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated May 21, 1997 between the undersigned and Texas Commerce Bank National Association, as agent, as Secured Party (the "Pledge Agreement", capitalized terms defined therein being used herein as therein defined),
Schedule 1 to the Pledge Agreement is hereby amended to add the property described below and the property listed on this Pledge Amendment shall be part of the Collateral and shall secure all Obligations.

                                           DAVE & BUSTER'S, INC.

                                           By:
                                              --------------------------------
                                           Name:
                                              --------------------------------
                                           Title:
                                              --------------------------------



 Person                            Ownership           Number of        Certificate       Par
                                   Interest            Shares,          Number            Value
                                                       Units or %
                                                       Interest





Schedule 2 - Solo Page

                                  EXHIBIT "D"
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT

                           Assignment and Acceptance

                           ASSIGNMENT AND ACCEPTANCE

                          Dated _______________, 19__


         Reference is made to the Credit Agreement dated as of May 21, 1997 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among Dave & Buster's, Inc., a Missouri corporation (the "Borrower"), the banks named therein (the "Banks") and Texas Commerce Bank National Association, as agent for the Banks (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance is being executed pursuant to Section 13.8 the Credit Agreement.

____________________________________ (the "Assignor") and
_________________________ (the "Assignee") agree as follows:


         1. The Assignor hereby sells and assigns to the Assignee without recourse, representation or warranty except as specifically set forth herein, and the Assignee hereby purchases and assumes from the Assignor, a ___________% interest in and to all the Assignor's rights and obligations under the Revolving Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Commitments of the Assignor on the Effective Date and such percentage interest in the Loans owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and fees accrued from the Effective Date).

         2. The Assignor (i) represents that as of the date hereof, its Revolving Commitment is $_____________, the outstanding principal balance of its Revolving Loans is $_____________ and its participations in Letter of Credit Liabilities is $________ (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of any of their obligations under the Agreement or any other Loan Document; and (iv) attaches the Revolving Note held by Assignor and requests that the Agent exchange such Revolving Note for new Revolving Notes payable to the order of (A) Assignee in amounts equal to the





ASSIGNMENT AND ACCEPTANCE - Page 1

                          Revolving Commitments assumed by the Assignee pursuant hereto and the outstanding principal amount of the Revolving Loans assigned to Assignee pursuant hereto, as applicable, and (B) the Assignor in amounts equal to the Revolving Commitments and Revolving Loans retained by the Assignor under the Credit Agreement, as specified above.

         3. The Assignee (i) represents and warrants that it is legally authorized to enter in this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents;
                          (iv) confirms that it is eligible to be an Assignee;
                          (v) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank; [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty]1

         4. The effective date for this Assignment and Acceptance shall be _______________, 19__ (the "Effective
                          Date").2 Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments





__________________________________

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

(2) Such date shall be at least Five (5) Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent.

ASSIGNMENT AND ACCEPTANCE - Page 2
                          of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Note for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America.

                                         [NAME OF ASSIGNOR]


                                         By:
                                            ----------------------------------
                                         Name:
                                            ----------------------------------
                                         Title:
                                            ----------------------------------


                                         [NAME OF ASSIGNEE]


                                         By:
                                            ----------------------------------
                                         Name:
                                            ----------------------------------
                                         Title:
                                            ----------------------------------

ACCEPTED BY:

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION, as Agent


By:
   ---------------------------------------------------------
Name:
     -------------------------------------------------------
Title:
      ------------------------------------------------------

DAVE & BUSTER'S, INC.


By:
   ---------------------------------------------------------
         Name:
              ----------------------------------------------
         Title:
               ---------------------------------------------





ASSIGNMENT AND ACCEPTANCE - Page 3

                                  EXHIBIT "E"
                                       to
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT

                             Compliance Certificate

                             COMPLIANCE CERTIFICATE
                                    for the
                        quarter ending ________ __, ____

                       NOTE:  THIS COMPLIANCE CERTIFICATE
                  REQUIRES A CHANGE IN THE MARGIN AND FEES AS
                             SET OUT IN SECTION 11
                                [ ] YES  [ ] NO

To:      Texas Commerce Bank
         National Association, as agent
         1111 Fannin, 9th Floor MS46
         Houston, Texas  77002

         with a copy to

         12875 Josey Lane
         Dallas, Texas  75234

         and each Bank

Ladies and Gentlemen:

         This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 8.1(c) of that certain Credit Agreement (as amended, the "Agreement") dated as of May 21, 1997 among DAVE & BUSTER'S, INC. (the "Borrower"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent, and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, an authorized financial officer of the Borrower in his capacity as such financial officer and not in his individual capacity, does hereby certify to the Agent and the Banks that:

 1.       DEFAULT.

          No Default has occurred and is continuing or, if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

                                                                      Compliance

 2.     SECTION 8.1 - FINANCIAL STATEMENTS AND RECORDS
        ----------------------------------------------
        (a)  Annual audited financial statements of Borrower on a                        Yes      No      N/A
             consolidated basis within 90 days after the end of
             each Fiscal Year end (together with Compliance
             Certificate).





COMPLIANCE CERTIFICATE - Page 1

        (b)  Quarterly unaudited financial statements of Borrower                        Yes     No      N/A
             on a consolidated basis within 45 days after each
             Fiscal Quarter end (together with Compliance
             Certificate).

 3.     SECTION 9.1  - DEBT
        -------------------

        No Additional Debt except:

        (a)  Purchase money not to exceed:                                    $750,000
             Actual Outstanding:                                             $________   Yes               No
        (d)  Other Debt not to exceed:                                        $250,000
             Actual Outstanding:                                             $________   Yes               No
 4.     SECTION 9.5 - INVESTMENTS
        -------------------------

        (a)  Basket of other permitted investments, loans, etc.               $250,000
             not to exceed:
        (b)  Actual book value:                                               $_______   Yes               No


 5.     SECTION 9.8 - ASSET DISPOSITIONS
        --------------------------------

        (a)  Asset dispositions (other than dispositions of
             obsolete, worn-out etc., assets) not to exceed
             $250,000 in any
             four (4) consecutive Fiscal Quarters (based on the
             book value of                                                   $________   Yes               No
             the assets sold).
        (b)  Actual book value of assets disposed of in the
             last four (4) Fiscal Quarters.

 6.     SECTION 9.11 - NEW BUSINESS LOCATIONS
        -------------------------------------

        (a)  No more than 4 new retail locations opened or under
             development in any four (4) Fiscal Quarters.
        (b)  Current retail locations under development or opened                        Yes               No
             within past 4 Fiscal Quarters:
             1.   __________________
             2.   __________________
             3.   __________________
             4.   __________________

 7.     SECTION 10.1 - CONSOLIDATED  NET WORTH
        --------------------------------------

        (a)  Consolidated Tangible Net Worth as of                           $________
                                                   ---------------
        (b)  Positive consolidated net income for current Fiscal             $________
             Quarter (if positive)
        (c)  Aggregate positive consolidated net income (for
             each) Fiscal Quarter since February 2, 1997                     $________
             (excluding current Fiscal Quarter)





COMPLIANCE CERTIFICATE - Page 2

                                                                            $_________
        (d)  7(b) + 7(c) =                                                  $_________
        (e)  50% of 7(d) =
        (f)  Net proceeds of the sale of all capital stock                  $_________
             of Borrower received since February 4, 1997
        (g)  Required Consolidated Tangible Net Worth: 7(a) +               $_________
             7(e)
             + 7(f) =                                                       $_________
        (h)  Actual Consolidated Net Worth                                  $_________
             (i)  Consolidated stockholders equity                          $_________
             (ii) Stock of Borrower on Balance Sheet                        $_________
             (iii)         Goodwill                                         $_________
             (iv) Intellectual Property                                     $_________
             (v)  Deferred expenses                                         $_________
             (vi) Loans and advances to stockholders, officers,             $_________
                  etc.
             (vii)         Other intangible assets                          $_________   Yes               No
             (viii) sum of (ii) through (vii) =
             (ix) Consolidated Tangible Net Worth:
                  (h)(i) minus (h)(viii) =

 8.     SECTION 10.2 -LEVERAGE RATIO
        ----------------------------

        (a)  Total Debt as of Fiscal Quarter end
             (i)  borrowed money                                            $_________
             (ii) evidenced by notes, etc.                                  $_________
             (iii)         deferred purchase price                          $_________
             (iv) Capital Lease Obligations                                 $_________
             (v)  total                                                     $_________
        (b)  Operating Lease Expense for previous 4 Fiscal                  $_________
             Quarters                                                       $_________
        (c)  8(b) x 8 =                                                     $_________
        (d)  8(a)(v) + 8(c) =
        (e)  Consolidated net income as of Fiscal Quarter end for           $_________
             last 4 Fiscal Quarters                                         $_________
             (i)  Net Income
             (ii) Income of Person not received in a cash                   $_________
                  distribution
             (iii)         Extraordinary, non-cash, nonrecurring            $_________
                           or nonoperating increase or gains                $_________
             (iv) Sum of (ii) and (iii)                                     $_________
             (v)  Total (i) minus (iv)                                      $_________
        (f)  provisions for tax                                             $_________
        (g)  benefit from tax                                               $_________
        (h)  Interest Expense                                               $_________
        (i)  amortization                                                   $_________
        (j)  depreciation                                                   $_________
        (k)  EBITDA: 8(e)(v) + 8(f) - 8(g) + 8(h) + 8(i) + 8(j)             $_________
        (l)  Adjusted EBITDA:  8(k) + 8(b) =                               ____ : 1.00
        (m)  Adjusted Debt to Adjusted EBITDA ratio (8(d) / 8(l))          2.50 : 1.00   Yes               No
        (n)  Maximum Adjusted Debt to Adjusted EBITDA ratio





COMPLIANCE CERTIFICATE - Page 3

 9.     SECTION 10.3 - FIXED CHARGE COVERAGE
        ------------------------------------

        (a)  Cash Flow for last 4 Fiscal Quarters
             (i)  EBITDA (from 8(k))                                        $_________
             (ii) 8(i) + 8(j)                                               $_________
             (iii)         Operating Lease Expenses for the last 4
                           Fiscal Quarters                                  $_________
             (iv) Cash Flow: (9(a)(i) - 9(a)(ii) + 9(a)(iii)) =             $_________


        (b)  Fixed Charges for last 4 Fiscal Quarters
             (i)  Interest Expense paid in cash                            $__________
             (ii) Operating Lease Expense (9(a)(iii))                      $__________
             (iii)         Total 9(b)(i) + 9(b)(ii)                        $__________
        (c)  Actual Fixed Charge Coverage: 9(a)(iv) / 9(b)(iii)=                    :1.00
                                                                           --------------
        (d)  Minimum Fixed Charge Coverage                                   2.25:1.00   Yes               No

 10.    SECTION 10.4 - CAPITAL EXPENDITURES
        -----------------------------------
        (a)  Per location Capital Expenditure Limit                        $15,000,000
        (b)  Current new retail locations under development:
             Location              Capital Expenditures
             --------              --------------------
             (i)_____________      $________________                                     Yes               No
             (ii)____________      $________________                                     Yes               No
             (iii)___________      $________________                                     Yes               No
             (iv)___________       $________________                                     Yes               No

 11.    DETERMINATION OF MARGIN AND FEES
        --------------------------------

        (a)  Adjusted Debt to Adjusted EBITDA Ratio (from 8(m))                     :1.00
                                                                           --------------
        (b)  Adjustment to margin and fees required by Section                           Yes               No
             3.2?
        (c)  If adjustment required, set forth below new margins
             and fees in accordance with Section 3.2:                         _______%
             (i)  Base Margin                                                 _______%
             (ii) Commitment Fee Rate                                         _______%
             (iii)         Libor Rate Margin

 12.    SECTION 8.10(D) - PLEDGE OF EQUIPMENT PARTNERSHIPS
        --------------------------------------------------

        (a)  Gross revenue from Equipment Partnerships for
             trailing 4 quarters                                            $_________
        (b)  Borrower gross revenue for trailing 4 quarters                 $_________
        (c)  12(a) / 12(b) =                                                  ._______
        (d)  Pledge required (?)  (i.e., if greater than .15)                            Yes               No

 13.    ATTACHED SCHEDULES
        ------------------

        Attached hereto as schedules are the calculations supporting the computation set forth above in  this
        Certificate.  All information contained herein and on the attached schedules is true and correct.





COMPLIANCE CERTIFICATE - Page 4

 14.    FINANCIAL STATEMENTS

        The financial statements attached hereto were prepared in accordance with GAAP (or the generally accepted accounting principles of the jurisdiction of organization of the applicable Person) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.



       IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of ____________, 199__.

                                              DAVE & BUSTER'S, INC.

                                              BY:
                                                 -----------------------------
                                              Name:
                                                 -----------------------------
                                              Title:
                                                 -----------------------------





COMPLIANCE CERTIFICATE - Page 5

                                  EXHIBIT "F"
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT


                          Subsidiary Pledge Agreement

                                PLEDGE AGREEMENT
                                 (___________)

         THIS PLEDGE AGREEMENT (the "Agreement") dated as of May 21, 1997 is by and between ______________ ("Pledgor") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself and the other Banks (the "Secured Party").

                                   RECITALS:

         A. Dave & Buster's, Inc. (the "Borrower"), the certain lenders ("Banks") and Secured Party have entered into that certain Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein being used as defined therein).

         B. Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by Pledgor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1



                          Security Interest and Pledge

         Section 1.1 Security Interest and Pledge. As collateral security for the prompt payment in full when due of all present and future obligations of Pledgor under this Agreement and the Subsidiary Guaranty to which Pledgor is a party (collectively, the "Secured Obligations"), Pledgor hereby pledges and grants to Secured Party a first priority security interest in all of Pledgor's right, title and interest in and to the following property (such property being hereinafter sometimes called the "Collateral"):


                 (a) all the capital stock, partnership interests, membership interests and other securities issued by, and all other ownership interest in, the Persons described on Schedule 1 hereof and all Subsidiaries hereafter created or acquired and owned by Pledgor, whether any of the foregoing are now owned or hereafter acquired, including without limitation, the capital stock or other ownership interests described on Schedule 1; and


                 (b) all products, proceeds, revenues, distributions, dividends, stock dividends, securities and other property, rights, interests and other general intangibles that Pledgor receives or is at any time entitled to receive on account of the property described in clause (a) preceding.





PLEDGE AGREEMENT (_____________)- Page 1

         Anything contained in this Agreement or in any other Loan Document to the contrary notwithstanding, the obligations of Pledgor hereunder and under the other Loan Documents to which it is a party shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder and under the other Loan Documents subject to avoidance as a fraudulent transfer or fraudulent conveyance under Section 548 of Title 11 of the United States Code or any applicable provision of comparable state law (collectively, the "Fraudulent Transfer Laws") in each case after giving effect to all liabilities of the Pledgor, contingent or otherwise, that are relevant under Fraudulent Transfer Laws.



                                   ARTICLE 2



                       Affirmative and Negative Covenants

         Pledgor covenants and agrees with Secured Party that:

         Section 2.1 Delivery. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified on Schedule 1 hereof, accompanied by undated stock powers or assignments, as applicable, duly executed in blank. Each time
Schedule 1 hereto is amended in accordance with Section 2.6 hereof or otherwise, Pledgor shall deliver to Secured Party all new certificate(s) identified thereon, accompanied by undated stock powers or assignments, as applicable, duly executed in blank.

         Section 2.2 Encumbrances. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and Pledgor shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

         Section 2.3 Sale of Collateral. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Banks.

         Section 2.4 Distributions. If Pledgor shall become entitled to receive or shall receive: (i) any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral; (ii) subject to the right of Pledgor to receive cash dividends or other distributions under Section 3.3 hereof, (a) any sums paid in respect of the Collateral upon the liquidation or dissolution of the issuer thereof; (b) any other distribution of capital made on or in respect of the Collateral or any other property distributed upon or in respect of the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof; or (c) any other Collateral the possession of which is necessary to perfect the security interest of Secured Party therein, then Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers or assignments duly executed in blank, to





PLEDGE AGREEMENT (_____________)- Page 2 be held by Secured Party as additional Collateral for the Secured Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Secured Obligations.

         Section 2.5 Additional Securities. Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock or any additional ownership interest of the issuer of any Collateral, or any securities convertible into, or exchangeable for, any such shares or ownership interest or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares or any additional ownership interest (any of the foregoing herein an "Equity Right"); provided however, Pledgor may consent to or approve the issuance of any Equity Right if such Equity Right is granted to Pledgor and is delivered to Secured Party as additional Collateral in accordance with the terms hereof to secure the Secured Obligations.

         Section 2.6 Additional Pledged Collateral. Pledgor shall pledge hereunder, immediately upon its acquisition thereof, any and all additional shares of stock, other certificates or other instruments evidencing Collateral, including any and all shares of stock or other ownership interests of any Person whose capital stock or other ownership interests are required to be pledged as a result of Section 8.10 of the Credit Agreement. Pledgor agrees that it will, upon obtaining any additional shares of stock, other certificates or other instruments required to be pledged hereunder as provided in this
Section 2.6 or Sections 2.5 or 2.4 promptly (and in any event within fifteen Business Days) deliver to Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule 2 annexed hereto (a "Pledge Amendment"), in respect of the additional property to be pledged pursuant to this Agreement. Pledgor hereby authorize Secured Party to attach each Pledge Amendment to this Agreement and agrees that all property listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Collateral; provided that the failure of Pledgor to execute a Pledge Amendment with respect to any additional property pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

         Section 2.7 Further Assurances. At any time and from time to time, upon the reasonable request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further documentation and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statement as Secured Party may require.

         Section 2.8 Corporate Changes. Pledgor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Pledgor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all





PLEDGE AGREEMENT (_____________)- Page 3 action deemed necessary or desirable by Secured Party to make each financing statement not seriously misleading. Pledgor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be protected and perfected with the priority required by this Agreement.


                                   ARTICLE 3



                      Rights of Secured Party and Pledgor

         Section 3.1 Power of Attorney. PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE PLACE AND STEAD AND IN THE NAME OF PLEDGOR OR IN ITS OWN NAME, IN SECURED PARTY'S DISCRETION, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH MAY BE NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY GIVES SECURED PARTY THE POWER AND RIGHT ON BEHALF OF PLEDGOR AND IN ITS OWN NAME TO DO, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY OF THE FOLLOWING WITHOUT NOTICE TO OR THE CONSENT OF PLEDGOR:


                 (a) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;


                 (b) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;


                 (c) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to participate in the defense of, or if Pledgor fails to defend, to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described in clauses (iv) or (v) above, if, in the case of clauses (v), Secured Party is conducting the applicable defense and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral





PLEDGE AGREEMENT (_____________)- Page 4 with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; and
         (viii) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Secured Party in this Agreement, and Secured Party shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

         Section 3.2 Voting Rights. Unless and until an Event of Default shall have occurred and is continuing, Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. Secured Party shall execute and deliver to the Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

         Section 3.3 Dividends and Distributions. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any sums paid upon the liquidation or dissolution of the issuer of the Collateral or any dividends or other distributions on the Collateral paid in cash or property to the extent and only to the extent that such liquidation, dissolution, dividends or other distributions are permitted by the Credit Agreement and applicable law.

         Section 3.4 Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.





PLEDGE AGREEMENT (_____________)- Page 5

                                   ARTICLE 4



                                    Default

         Section 4.1 Rights and Remedies. If any Event of Default shall occur and be continuing, Secured Party shall have the following rights and remedies:


                 (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Secured Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas or of a creditor with a lien or charge on the Collateral under the laws of the jurisdiction of the organization of the issuer of any of the Collateral. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery and/or (iii) bid and become a purchaser at any public (or private, to the extent permitted by applicable law) sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided, however, if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification of any kind. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Secured Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Secured Obligations. Secured Party may apply the Collateral against the Secured Obligations in such order and manner as Secured Party may determine in its discretion. Pledgor waives all rights of marshaling in respect of the Collateral.


                 (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                 (c) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.





PLEDGE AGREEMENT (_____________)- Page 6

                 (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.


                 (e) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state or foreign securities laws.


                                   ARTICLE 5



                                 Miscellaneous

         Section 5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Banks.

         Section 5.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 5.3 Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.





PLEDGE AGREEMENT (_____________)- Page 7

         Section 5.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 5.5 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                          PLEDGOR:
                                          -------



                                          By:
                                             ----------------------------------
                                          Name:
                                             ----------------------------------
                                          Title:
                                             ----------------------------------


                                          SECURED PARTY:
                                          -------------

                                          TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION, as Agent


                                          By:
                                             ---------------------------------
                                                      Jorge Calderon
                                                      Vice President





PLEDGE AGREEMENT (_____________)- Page 8

                                   Schedule 1
                                       to

                                Pledge Agreement

                          Person                        Ownership         Number of     Certificate     Par Value
                           and                           Interest          Shares         Number
                      Type of Entity                                     Units or %
                                                                          Interest

 1.

 2.
 3.

 4.

 5.

 6.
 7.

 8.

 9.

 10.
 11.

 12.

 13.
 14.

 15.

 16.





Schedule 1 - Solo Page

                                   Schedule 2
                                       to

                                Pledge Agreement

                                Pledge Amendment


         This Pledge Amendment, dated _____________, 19__, is delivered pursuant to Section 2.6 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated May 21, 1997 between the undersigned and Texas Commerce Bank National Association, as agent, as Secured Party (the "Pledge Agreement", capitalized terms defined therein being used herein as therein defined),
Schedule 1 to the Pledge Agreement is hereby amended to add the property described below and the property listed on this Pledge Amendment shall be part of the Collateral and shall secure all Secured Obligations.



                                            By:
                                               -------------------------------
                                                  Name:
                                                     -------------------------
                                                  Title:
                                                     -------------------------



 Person                            Ownership           Number of        Certificate       Par
                                   Interest            Shares,          Number            Value
                                                       Units or %
                                                       Interest





Schedule 2 - Solo Page

                                  EXHIBIT "G"
                                       to
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT


                              Advance Request Form





Exhibit G, Cover Page

                              Advance Request Form


TO:      Texas Commerce Bank National Association
         1111 Fannin, 9th Floor, MS46
         Houston, Texas  77002
         Attention:  Loan Syndication Services
                 re:  Dave & Buster's, Inc.

         With copy to:
                 Jorge Calderon
                 Texas Commerce Bank
                 12875 Josey Lane
                 Dallas, Texas 75284

Ladies and Gentlemen:

         The undersigned is an officer of DAVE & BUSTER'S, INC. and is authorized to make and deliver this certificate pursuant to that certain Credit Agreement (the "Credit Agreement") dated as of May 21, 1997, among, DAVE & BUSTER'S, INC ("Borrower"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Agent"), and the other Banks named therein. All terms defined in the Credit Agreement shall have the same meaning herein. In accordance with the Credit Agreement, Borrower hereby (check which ever is applicable):

         ___     (a)      Requests that Banks make an advance under the
Revolving Loan which shall be a Base Rate Account in the amount of $
____________.

         ___     (b)      Requests that Bank make an advance under the
Revolving Loan as Eurodollar Accounts with the amount of each Eurodollar Account and duration of the Interest Periods with respect thereto to be as follows:

Amount                                   Interest Period
1.                                       _____ Month(s)
2.                                       _____ Month(s)
3.                                       _____ Month(s)
4.                                       _____ Month(s)
5.                                       _____ Month(s)
6.                                       _____ Month(s)


         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Bank (in the undersigned's capacity as an officer of the Borrower and not as an individual capacity) that the following statements are true and correct:





Advance Request Form - Page 1

              (i) The representations and warranties contained in the Credit Agreement and in each of the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date except for any representation or warranty limited by its terms to a specific date.

             (ii) No Default has occurred and is continuing or would result from the extension of credited requested hereunder.

            (iii) Since _____________, 19___,1 no event has occurred which could reasonably be expected have a Material Adverse Effect.

             (iv) After giving effect to the credit extended pursuant to this request, the aggregate outstanding amount of the Revolving Loans does not exceed the aggregate Revolving Commitments.

              (v) All information supplied below is true, correct, and complete as of the date hereof.

                          Advance Request Information

 (a)      Outstanding Revolving Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $____________
 (b)      Letter of Credit Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $____________
 (c)      Revolving Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $50,000,000.00
 (d)      Net Availability for Credit:
          Line (c) minus Line (a) minus line (b)   . . . . . . . . . . . . . . . . . . . . . .  $____________
 (e)      Amount of Requested Advance
          under Revolving Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $____________
 (f)      Date of requested extension of
          credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  _______, 19__

                                             BORROWER:
                                             ---------

                                             DAVE & BUSTER'S, INC


                                             By:
                                               --------------------------------
                                                          Charles Michel
                                                           Treasurer

Dated as of:
            ---------------------------------------
                 (insert proposed date
                 of the requested extension of credit)





__________________________________

(1) Insert the effective date of the most recent financial statements delivered to Banks.

Advance Request Form - Page 2

                                 SCHEDULE 7.14
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT


                              List of Subsidiaries


               Name and           Jurisdiction      Principal      Authorized     Outstanding      Shareholders and
                 Type                               Place of         Equity          Equity           Percentage
                                                    Business
 1.     DANB Texas, Inc.             Texas        Dallas, TX     100,000         10,000                Borrower
        (corporation)                                                                                    100%

 2.     Dave & Buster's of        Pennsylvania    Philadelphia   1,000           1,000                 Borrower
        Pennsylvania, Inc.                        , PA                                                   100%
        (corporation)
 3.     Dave & Buster's of          Illinois      Dallas, TX     1,000           1,000                 Borrower
        Illinois, Inc.                                                                                   100%
        (corporation)

 4.     Dave & Buster's of         California     Ontario, CA    1,000,000       1,000                 Borrower
        California, Inc.                                                                                 100%
        (corporation)

 5.     Dave & Busters of           Florida       Dallas, TX     10,000          100                   Borrower
        Florida, Inc.                                                                                    100%
        (corporation)

 6.     Dave & Buster's of          Georgia       Dallas, TX     1,000           1,000                 Borrower
        Georgia, Inc.                                                                                    100%
        (corporation)
 7.     Dave & Buster's of          Maryland      Dallas, TX     100,000         1,000                 Borrower
        Maryland, Inc.                                                                                   100%
        (corporation)

 8.     Dave & Busters of New       New York      Dallas, TX     200             100                   Borrower
        York, Inc.                                                                                       100%
        (corporation)

 9.     D&B Realty Holding,         Missouri      Dallas, TX     1,000           1,000            Dave & Buster's 1,
        Inc. (corporation)                                                                            L.P. 100%
 10.    Dave & Buster's of          Colorado      Dallas, TX     10,000          1,000                 Borrower
        Colorado, Inc.                                                                                   100%
        (corporation)

 11.    Dave & Buster's I,           Texas        Dallas, TX     N/A             N/A              1% General Partner
        L.P.                                                                                      interest; Borrower
        (limited partnership)                                                                    99% limited partner
                                                                                                    interest Dave &
                                                                                                      Buster's of
                                                                                                   California, Inc.





Schedule 7.14 - List of Subsidiaries - Solo Page

                                  SCHEDULE 9.5
                                       TO
                             DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT

                              Existing Investments


1. Fifty percent general partnership interest in the following joint ventures:

         a. Joint ventures created pursuant to those nine certain Foto Morphasis Contractual Location Agreements each between Borrower and American Alpha, Inc. dated July 10, 1997, February 22, 1996, February 24, 1997, February 24, 1997, August 8, 1996, October 17, 1996, August 21, 1996, June 18,
                 1996 and June 18, 1996:

         b. The following joint ventures entered into between Borrower and Iwerks Entertainment, Inc.:

                 1.       D&B/Iwerks - Philadelphia Joint Venture
                 2.       D&B/Iwerks - Bethesda Joint Venture
                 3.       D&B/Iwerks - Ontario Joint Venture

         c. The following joint ventures between Borrower and Virtual World Entertainment, Inc.:

                 1.       D&B/VWE - Houston Joint Venture
                 2.       D&B/VWE - Atlanta Joint Venture





Schedule 9.5 - List of Subsidiaries - Solo Page